 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-212049
PROSPECTUS SUPPLEMENT
(To Prospectus dated June 24, 2016)
$45,000,000
7.00% Series B Cumulative Redeemable Perpetual Preferred Stock
(Liquidation Preference $25.00 Per Share)

This prospectus supplement and the accompanying prospectus relate to the issuance and sale, from time to time, of our 7.00% Series B cumulative redeemable perpetual preferred stock, $0.01 par value per share, or Series B Preferred Stock, pursuant to an “at-the-market” offering program having an aggregate gross sales price of up to $45,000,000 through our sales agent, B. Riley FBR, Inc., or the sales agent. These sales will be made pursuant to the terms of a distribution agreement that was entered into among us, Jernigan Capital Operating Company, LLC, or our operating company, and the sales agent on March 29, 2018. The shares being offered by this prospectus supplement are a further issuance of, form a single series with, and have the same terms as, our outstanding shares of Series B Preferred Stock.
Holders of Series B Preferred Stock are entitled to receive dividend payments only when, as and if authorized by our board of directors and declared by us. We pay cumulative dividends on the Series B Preferred Stock at a rate of 7.00% per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of  $1.7500 per share). Dividends are paid quarterly in arrears on the fifteenth (15th) day of January, April, July and October of each year (or if not a business day, on the immediately preceding business day) to holders of record as of the close of business on the first (1st) day of January, April, July and October of each year (or if not a business day, on the next succeeding business day). Payment of dividends on the Series B Preferred Stock is subject to certain legal and other restrictions as described elsewhere in this prospectus supplement. The Series B Preferred Stock ranks senior to our common stock, par value $0.01 per share, or our common stock, and on parity with our Series A Preferred Stock, par value $0.01 per share, or our Series A Preferred Stock, with respect to dividend rights and rights upon our liquidation, dissolution and winding up.
Generally, we may not redeem the Series B Preferred Stock prior to January 26, 2023, except in limited circumstances to preserve our status as a real estate investment trust, or REIT, and pursuant to the special redemption option described below. On or after January 26, 2023, we may, at our option, redeem the Series B Preferred Stock, in whole or in part, at any time and from time to time, for cash at a redemption price of  $25.00 per share, plus any accrued and unpaid dividends (whether or not authorized or declared) on such Series B Preferred Stock up to, but excluding, the date fixed for redemption, as described under “Description of the Series B Preferred Stock — Redemption — Redemption at Our Option.” In addition, upon the occurrence of a Change of Control (as defined herein), we may, at our option, redeem the Series B Preferred Stock for cash, in whole or in part, within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends (whether or not authorized or declared) to, but excluding, the date fixed for redemption. See “Description of the Series B Preferred Stock — Redemption — Special Redemption Option upon a Change of Control.” If we exercise either our optional redemption right or our special redemption option relating to the Series B Preferred Stock, the holders of Series B Preferred Stock will not have the conversion right described below. The shares of our Series B Preferred Stock do not have any maturity date and will remain outstanding indefinitely, unless and until we decide to redeem them or they are converted in connection with a Change of Control by the holders of the Series B Preferred Stock. The Series B Preferred Stock will not have voting rights, except as set forth herein under “Description of the Series B Preferred Stock — Limited Voting Rights.”
Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right to convert some or all of the Series B Preferred Stock held by such holder into shares of our common stock as described herein under “Description of the Series B Preferred Stock — Conversion Right upon a Change of Control,” unless, prior to the Change of Control Conversion Date (as defined herein), we have provided or provide notice of our election to redeem the Series B Preferred Stock as described herein under “Description of the Series B Preferred Stock — Redemption.”
Sales of shares of Series B Preferred Stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at-the-market” offerings, as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including, without limitation, sales made by means of ordinary brokers’ transactions on the New York Stock Exchange, or NYSE, or any other existing trading market for our Series B Preferred Stock, sales made to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices based on prevailing market prices or through block trades. The sales agent is not required to sell any specific number of shares or dollar amount of Series B Preferred Stock, but will use commercially reasonable efforts consistent with normal trading and sales practices, on terms mutually agreeable to the sales agent and us.
The sales agent will be entitled to compensation of up to 2% of the gross sales price per share for any shares of Series B Preferred Stock sold through it from time to time under the distribution agreement. In connection with the sale of Series B Preferred Stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agent may be deemed to be underwriting discounts or commissions.
We also may sell shares of Series B Preferred Stock to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares of Series B Preferred Stock to the sales agent as principal, we will enter into a separate terms agreement setting forth the terms of such transaction, and we will describe any such agreement in a separate prospectus supplement or pricing supplement.
The Series B Preferred Stock is listed for trading on the NYSE under the symbol “JCAP PR B” and the last reported sale price of our Series B Preferred Stock on the NYSE on March 27, 2018 was $23.50 per share.
We are organized and conduct our operations to qualify as a real estate investment trust, or REIT, for federal income tax purposes. To assist us in qualifying as a REIT, among other purposes, our charter generally limits any person from beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock.
We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and are thus subject to reduced public company reporting requirements. Investing in our Series B Preferred Stock involves substantial risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and the risks set forth under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as well as additional risks that may be described in future reports or information that we file with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley FBR
The date of this prospectus supplement is March 29, 2018.

Prospectus Supplement
Prospectus

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free-writing prospectus. We have not, and the sales agent has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and
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the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free-writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.
To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement supersedes such information. In addition, any statement in a filing we make with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of this offering that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.
This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference” in this prospectus supplement and “Where To Find Additional Information” in the accompanying prospectus.
Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to “we,” “our,” “us” and “our company” refer to Jernigan Capital, Inc., a Maryland corporation; “Operating Company” refers to Jernigan Capital Operating Company, LLC, a Delaware limited liability company of which we are the managing member; and “our Manager” refers to JCAP Advisors, LLC, a Florida limited liability company and our external manager.
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FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference in each contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Also, documents we subsequently file with the SEC and incorporate by reference may contain forward-looking statements. These forward-looking statements include, without limitation, statements about our estimates, expectations, predictions and forecasts of our future business plans and financial and operating performance and/or results, as well as statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense, are intended to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual financial and operating results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such differences are described in the section entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, the documents that we incorporate by reference in each and in other documents that we file from time to time with the SEC, which factors include, without limitation, the following:
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our ability to successfully source, structure, negotiate and close investments in self-storage facilities;

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changes in our business strategy and the market’s acceptance of our investment terms;

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our ability to fund our outstanding and future investment commitments;

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our ability to obtain certificates of occupancy at the facilities in which we invest;

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the future availability for borrowings under our credit facility (including borrowing base capacity and the availability of the accordion feature);

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availability, terms and our rate of deployment of equity and debt capital;

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our manager’s ability to hire and retain qualified personnel;

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changes in the self-storage industry, interest rates or the general economy;

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the degree and nature of our competition;

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volatility in the value of our assets carried at fair market value;

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potential limitations on our ability to pay dividends at historical rates;

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limitations in our existing and future debt agreements on our ability to pay distributions;

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the impact of our outstanding preferred stock on our ability to execute our business plan and pay distributions on our common stock;

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general volatility of the capital markets and the market price of our preferred stock;

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lack of a rating for our Series B Preferred Stock by a nationally recognized statistical rating organization;

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fluctuations in the market price and trading volume of our Series B Preferred Stock;

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our inability to invest a significant portion of the net proceeds from this offering on acceptable terms;

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future offerings of debt or equity securities, which could rank senior to or on parity with our Series B Preferred Stock, that may materially and adversely affect the market price of our Series B Preferred Stock;

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existence of certain corporate governance rights and covenant protection by holders of our Series A Preferred Stock, which may materially and adversely affect our ability to pay dividends to holders of our Series B Preferred Stock and the trading price of our Series B Preferred Stock;

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provisions of our Series A Preferred Stock that may entitle that series in the future to receive an increasing amount of cash available for distribution to our preferred stock, which may correspondingly limit the cash available for distribution to the holders of our Series B Preferred Stock or incentivize us to optionally redeem the Series B Preferred Stock;

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existence of mandatory redemption of our Series A Preferred Stock upon the occurrence of certain future events, including a change of control, which may require us to make substantial payments to the holders of our Series A Preferred Stock and limit our ability to pay distributions to the holders of our Series B Preferred Stock in the future;

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subordination of our Series B Preferred Stock to our existing and future indebtedness, as well as the risk of dilution by the issuance of additional preferred stock, including additional shares of our Series A Preferred Stock or Series B Preferred Stock, and by other transactions;

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risk that holders of Series B Preferred Stock will not be entitled to any rights with respect to our common stock but will be subject to all changes made with respect to our common stock;

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limited voting rights by holders of Series B Preferred Stock;

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inability of the Change of Control conversion feature of the Series B Preferred Stock to adequately compensate holders and potentially higher difficulty for a party to take over our company or discourage a party from taking over our company;

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risk that the market price of our common stock received in a conversion of our Series B Preferred Stock may decrease between the date received and the date the common stock is sold;

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our potential inability to pay dividends regularly although we have done so in the past;

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limitations in our existing and future debt agreements on our ability to pay distributions;

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limited ability to transfer or sell our Series B Preferred Stock, and the risk that the market value of the Series B Preferred Stocks will be materially and adversely affected, if our common stock is delisted;

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our discretion in redeeming the Series B Preferred Stock on or after the date shares of Series B Preferred Stock become redeemable;

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our inability to pay full dividends on the Series B Preferred Stock if we are not paying full dividends on any outstanding parity stock, including our Series A Preferred Stock; and

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risk that future sales of Series B Preferred Stock may materially and adversely affect the market price of the Series B Preferred Stock.

Given these uncertainties, undue reliance should not be placed on our forward-looking statements. We assume no duty or responsibility to publicly update or revise any forward-looking statement that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. We urge you to review the disclosures concerning risks in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the SEC. New factors that are not currently known to us or of which we are currently unaware may also emerge from time to time that could materially and adversely affect us.
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Prospectus Supplement Summary
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read “Risk Factors” beginning on page S-10 of this prospectus supplement for more information about important risks that you should consider before making your investment decision.
Jernigan Capital, Inc.
We are a commercial real estate company that invests primarily in new or recently-constructed and opened self-storage facilities located predominately in dense urban submarkets within large United States metropolitan statistical areas (“MSAs”). Facilities in which we invest are largely vertical (three to ten floors), 100% climate controlled and technologically adapted buildings, which we call Generation V facilities, located in submarkets with demographic profiles and competitive positions that management believes will support successful lease-up and value creation in the project. Our investments include mortgage loans typically coupled with equity interests as well as outright ownership of self-storage facilities.
Our principal business objective is to deliver attractive risk-adjusted returns by investing in new Generation V facilities primarily in urban submarkets. A substantial majority of our investments to date have been first mortgage loans to finance ground-up construction of and conversion of existing buildings into new Generation V self-storage facilities. These investments, which we refer to as “development property investments,” are structured as loans equal to between 90% and 97% of the cost of the facility. We receive a fixed rate of interest on loaned amounts and up to a 49.9% interest in the positive cash flows from operations, sales and /or refinancings of self-storage facilities, which we refer to as “Profits Interest.” We typically receive a right of first refusal to acquire the self-storage facility upon sale.
We have also selectively made construction loans and mortgage loans secured by mature operating self-storage facilities. In order to adapt our investment activities to the current self-storage cycle, we have recently announced our intention to make bridge mortgage loans to refinance primarily Generation V facilities that have been developed since 2013 and are currently in lease-up. On March 2, 2018, we closed our first bridge loan investment consisting of five separate bridge loans with an aggregate commitment amount of  $83.3 million secured by first mortgages on five properties in the Miami, Florida MSA. We anticipate that facilities refinanced by our bridge loans will predominately be in locations and have demographic and competitive profiles that are very similar to our development property investments.
In addition to the foregoing, during the year ended December 31, 2017, we acquired the 50.1% equity interests of our developer partner in our Orlando 1 and Orlando 2 development property investments, which are two self-storage facilities adjacent to each other. Moreover, in January and February 2018, we acquired the 50.1% equity interests of our developer partners in our Jacksonville 1, Atlanta 1, Atlanta 2 and Pittsburgh development property investments. Each property is now wholly-owned by us.
We account for our development property investments and operating property loans at fair value, with appreciation and depreciation in the value of these investments being reflected in the carrying value of the assets and in the determination of net income. We intend to account for bridge loans with Profits Interest in the same way. In determining fair value, we re-value each development property investment and operating property loan each quarter, which re-valuation includes an analysis of the current value of any Profits Interest associated with the investment. We believe that carrying our assets at fair value and reflecting appreciation and depreciation in our earnings provide our stockholders and others who rely on our financial statements with a more complete and accurate understanding of our financial condition and economic performance, including our revenues and the intrinsic value inherent in our Profits Interests as self-storage facilities we finance are constructed, leased-up and become stabilized.

Corporate Information
We are a Maryland corporation that was incorporated on October 1, 2014 that has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, commencing from our taxable year ended December 31, 2015, and we are headquartered in Memphis, Tennessee. Our principal executive office is located at 6410 Poplar Avenue, Suite 650, Memphis, Tennessee 38119. The telephone number for our principal executive office is (901) 567-9510. Substantially all of our operations are conducted through our Operating Company, of which we are the managing member, and we currently own, directly or indirectly, 100% of the units of membership interest, or OC Units, in our Operating Company. We are externally managed and advised by our Manager, JCAP Advisors, LLC. We maintain a website located at www.jernigancapital.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

The Offering
The offering terms are summarized below solely for your convenience. For a more complete description of the terms of our Series B Preferred Stock, see “Description of the Series B Preferred Stock.”
Issuer
Jernigan Capital, Inc., a Maryland corporation.
Securities offered
Shares of our 7.00% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, having an aggregate gross sales price of up to $45,000,000. The Series B Preferred Stock offered by this prospectus supplement has terms identical to the 1,500,000 shares of Series B Preferred Stock originally issued on January 26, 2018 and, together with such shares, form a single series of preferred stock, designated as the Series B Preferred Stock. In this prospectus supplement, the term “Series B Preferred Stock” means the Series B Preferred Stock offered by this prospectus supplement and the Series B Preferred Stock originally issued on January 26, 2018, unless the context otherwise requires. We reserve the right to reopen this series and issue additional Series B Preferred Stock either through public or private sales at any time.
Series B Preferred Stock Outstanding as of March 27, 2018
1,500,000 shares
Ranking
The Series B Preferred Stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:
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senior to our common stock and to any other class or series of our equity securities expressly designated as ranking junior to the Series B Preferred Stock;

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on parity with our Series A Preferred Stock and with any future class or series of our capital stock expressly designated as ranking on parity with the Series B Preferred Stock (see “Description of Other Outstanding Preferred Stock”);

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junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B Preferred Stock with respect to rights of dividend payments and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of our company; and

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junior in right of payment to our existing and future indebtedness.

See “Description of the Series B Preferred Stock — Ranking.”
Dividends
Holders of shares of the Series B Preferred Stock are entitled to receive cumulative cash dividends on the Series B Preferred Stock, when, as and if authorized by our board of directors and declared by us from and including the original issue date, payable quarterly in arrears on at the rate of 7.00% per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $1.7500 per share).
Dividends on the Series B Preferred Stock will be cumulative and will accrue whether or not our agreements at any time prohibit the current payment of dividends, whether or not funds are legally available for the payment of those dividends, whether or not we have earnings and whether or not those dividends are authorized or declared.
Dividend Payments and Record Dates
Dividends are paid quarterly in arrears on the fifteenth (15th) day of January, April, July and October of each year (or if not a business day, on the immediately preceding business day) to holders of record as of the close of business on the first (1st) day of January, April, July and October of each year (or if not a business day, on the next succeeding business day). “Business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
No Maturity, Sinking Fund or Mandatory Redemption
The shares of our Series B Preferred Stock do not have any stated maturity date and are not subject to any sinking fund or mandatory redemption or repurchase at the option of any holder. Accordingly, shares of the Series B Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem them at our option or they are converted into shares of our common stock in connection with a Change of Control (as defined below) by the holders of the Series B Preferred Stock.
Optional Redemption
We may not redeem the Series B Preferred Stock prior to January 26, 2023, except in limited circumstances to preserve our status as a REIT, as described in “Description of the Series B Preferred Stock — Optional Redemption” in this prospectus supplement and pursuant to the special redemption option described below. On or after January 26, 2023 we may redeem the Series B Preferred Stock at our option, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share, plus any accrued and unpaid dividends (whether or not authorized or declared) to, but excluding, the date fixed for redemption. Any partial redemption will be on a pro rata basis.
Special Redemption Option upon a Change of Control
Upon the occurrence of a Change of Control, we may, at our option, redeem the Series B Preferred Stock, in whole or in part, for cash, within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends (whether or not authorized or declared) to, but excluding, the date fixed for redemption. If, prior to the Change of Control Conversion Date (as defined below), we have provided or provide notice of our election to redeem the Series B Preferred Stock (whether pursuant to our optional redemption right or our special redemption option), the holders of Series B Preferred Stock will not be permitted to exercise the conversion right described below with respect to the shares called for redemption.
A “Change of Control” means, after the initial issuance of the Series B Preferred Stock, the following have occurred and are continuing:
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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of securities of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity have a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or the NASDAQ Stock Market, or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, holders of Series B Preferred Stock are entitled to receive out of assets of our company legally available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of our common stock or of any other class or series of capital stock ranking junior as to such a distribution to the Series B Preferred Stock, a liquidation distribution in the amount of  $25.00 per share plus accrued and unpaid dividends (whether or not authorized or declared) to, but excluding, the date of payment.

Conversion Rights of Holders in Connection with a Change of Control
Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series B Preferred Stock in whole or in part) to convert some or all of the Series B Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock to be converted equal to the lesser of:
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the quotient obtained by dividing (i) the sum of (x) the liquidation preference amount of  $25.00 per share of Series B Preferred Stock, plus (y) any accrued and unpaid dividends (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment for which dividends have been declared and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum and such declared dividend will instead be paid, on such dividend payment date, to the holder of record of the Series B Preferred Stock to be converted as of 5:00 p.m. New York City time, on such record date) by (ii) the Stock Price (as defined below); and

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2.74876, the Share Cap (as defined below), subject to certain adjustments,

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.
If, on or prior to the Change of Control Conversion Date, we have provided or provide a redemption notice, whether pursuant to our special redemption option upon a Change of Control or our optional redemption right, holders of Series B Preferred Stock will not have any right to convert the shares of Series B Preferred Stock called for redemption in connection with the Change of Control Conversion Right and any shares of Series B Preferred Stock called for redemption that have been tendered for conversion will be redeemed on the related date of redemption rather than converted on the Change of Control Conversion Date.
For definitions of   “Change of Control Conversion Date,” “Stock Price,” “Share Cap” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of the Series B Preferred Stock — Conversion Right upon a Change of Control.”

Limited Voting Rights
Holders of the Series B Preferred Stock generally have no voting rights. However, if we are in arrears on dividends (whether or not authorized or declared) on the Series B Preferred Stock for six or more quarterly periods, whether or not consecutive, holders of Series B Preferred Stock (voting together as a single class with the holders of all other parity preferred stock (which excludes holders of Series A Preferred Stock, who are entitled to a separate class vote to elect separate Series A Preferred directors, as described under “Description of Other Outstanding Preferred Stock,” upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors until all accrued and unpaid dividends with respect to the Series B Preferred Stock have been paid. In addition, the issuance in the future of senior stock or certain amendments to our charter, whether by merger, consolidation or business combination or otherwise, materially and adversely affecting the rights of holders of Series B Preferred Stock are not permitted to be made without the affirmative vote of holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and shares of any class or series of stock ranking on a parity preferred stock with like voting rights (which excludes holders of Series A Preferred Stock, who are entitled to a separate class vote, as described under “Description of Other Outstanding Preferred Stock”), entitled to similar voting rights, if any, voting as a single class (excluding holders of Series A Preferred Stock, who are entitled to a separate class vote to the extent any of these matters materially and adversely alter or change the rights, preferences, privileges or restrictions of the Series A Preferred Stock). Holders of the Series B Preferred Stock also will have the exclusive right to vote on any amendment to our charter on which holders of the Series B Preferred Stock are otherwise entitled to vote and that would alter only the rights, as expressly set forth in our charter of the Series B Preferred Stock. Among other things, we may, without any vote of the holders of our Series B Preferred Stock, but subject to the separate voting rights of our Series A Preferred Stock, as described under “Description of Other Outstanding Preferred Stock”) issue additional shares of Series B Preferred Stock and may authorize and issue additional classes or series of parity equity securities. See “Description of the Series B Preferred Stock — Dividends” below.
Use of Proceeds
We intend to contribute the net proceeds from this offering to our Operating Company in exchange for a number of OC Units. Our Operating Company intends to use the net proceeds from this offering to fund our investments and for general corporate purposes. Pending these applications, our Operating Company may invest the net proceeds from this offering in interest-bearing accounts and short-term, interest-bearing securities in a manner that is consistent with our intention to qualify for taxation as a REIT. See “Use of Proceeds.”
Restrictions on ownership
Our charter contains restrictions on the ownership and transfer of our stock, which includes our Series B Preferred Stock, that are intended to assist us in complying with the requirements for qualification as a REIT. Unless exempted by our board of directors, our charter provides, among other things, that, subject to certain exceptions, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of any class or series of our capital stock. See “Description of the Series B Preferred Stock — Restrictions on Ownership and Transfer.”
Listing
The Series B Preferred Stock is listed for trading on the NYSE under the symbol “JCAP PR B.”
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series B Preferred Stock are outstanding, we will use our best efforts to (i) post to our website or transmit by mail (or other permissible means under the Exchange Act) to all holders of Series B Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q, respectively, that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series B Preferred Stock. We will use our best efforts to post to our website or mail (or otherwise provide) the information to the holders of the Series B Preferred Stock within 15 days after the respective dates by which a report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.
Transfer Agent, Registrar and Depositary
American Stock Transfer & Trust Company, LLC will be the transfer agent, registrar, dividend disbursing agent, redemption agent and depositary for the Series B Preferred Stock.

Risk Factors
Investing in our Series B Preferred Stock involves a high degree of risk, and the purchasers of our Series B Preferred Stock may lose their entire investment. Before deciding to invest in our Series B Preferred Stock, please carefully read the section entitled “Risk Factors” herein and the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2017 and our other periodic reports filed with the SEC and incorporated by reference herein.

Risk Factors
An investment in our Series B Preferred Stock involves substantial risks. In addition to other information in this prospectus supplement, you should carefully consider the following risks, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2017 under the caption “Item 1A. Risk Factors,” as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to our Series B Preferred Stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a part of your investment in our Series B Preferred Stock. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Forward-Looking Statements.”
Risks Related to this Offering
Our Series B Preferred Stock has not been rated by a nationally recognized statistical rating organization.
We have not sought to obtain a rating for our Series B Preferred Stock from a nationally recognized statistical rating organization. However, no assurance can be given that one or more nationally recognized statistical rating organizations might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of our Series B Preferred Stock. In addition, we may elect in the future to obtain a rating of our Series B Preferred Stock, which could adversely impact the market price of our Series B Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings, and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have a material adverse effect on the market price of our Series B Preferred Stock.
The market price and trading volume of our Series B Preferred Stock may fluctuate significantly.
The market price and liquidity of the market for our Series B Preferred Stock may fluctuate significantly due to numerous factors, some of which are beyond our control and may not be directly related to our operating performance. Some of the factors that could adversely affect the market price of our Series B Preferred Stock include:
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our actual or projected operating results, financial condition, cash flows and liquidity, or changes in business strategy or prospects;

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actual or perceived conflicts of interest with our Manager and individuals, including our executives;

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equity issuances by us, including future issuances of our Series A Preferred Stock, including as a result of the issuance of additional shares of Series A Preferred Stock as pay-in-kind dividends thereon, or share resales by our stockholders, or the perception that such issuances or resales may occur;

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our payment of the redemption price for the Series A Preferred Stock, upon either a redemption at our option or, until July 27, 2019 in the event of certain change of control events affecting us, at the option of the holders of the Series A Preferred Stock;

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restrictions on our payment of dividends on the Series B Preferred Stock under the agreements governing our existing or future indebtedness, including our existing revolving capital facility;

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loss of a major funding source, including the inability to sell senior participations, or A notes, in certain of our investments, or otherwise;

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actual or anticipated accounting problems;

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publication of research reports about us, the self-storage sector or the real estate industry;

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changes in market valuations of similar companies;

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adverse market reaction to any indebtedness we incur in the future;

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additions to or departures of our Manager’s key personnel;

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speculation in the press or investment community;

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increases in market interest rates, which may lead investors to demand a higher distribution yield for our common stock and would result in increased interest expenses on our debt;

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failure to maintain our REIT qualification or exemption from the Investment Company Act of 1940, as amended, or the 1940 Act;

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price and volume fluctuations in the overall stock market from time to time;

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general market and economic conditions, and trends including inflationary concerns, the current state of the credit and capital markets;

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significant volatility in the market price and trading volume of securities of publicly traded REITs or other companies in our sector, which are not necessarily related to the operating performance of these companies;

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changes in law, regulatory policies or tax guidelines, or interpretations thereof, particularly with respect to REITs;

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changes in the value of our portfolio due to increases in capitalization rates, deceleration of rental rates or other factors affecting real estate values, in general, and self-storage properties, in particular;

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any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

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operating performance of companies comparable to us;

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short-selling pressure with respect to shares of our common stock or REITs generally; and

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uncertainty surrounding the ongoing U.S. economic recovery and increases in interest rates.

As noted above, market factors unrelated to our performance could also negatively impact the market price of our Series B Preferred Stock. One of the factors that investors may consider in deciding whether to buy or sell our Series B Preferred Stock is our distribution rate as a percentage of our stock price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in the capital markets can affect the market value of our Series B Preferred Stock. For instance, if interest rates rise without an increase in our distribution rate, it is likely that the market price of our Series B Preferred Stock will decrease as market rates on interest-bearing securities such as bonds increase. In addition, to the extent we have variable rate debt, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting our cash flow and our ability to service our indebtedness and pay distributions on our Series B Preferred Stock. Further, in the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and ability to make distributions to our stockholders, including holders of our Series B Preferred Stock.
Future offerings of debt or equity securities, which could rank senior to or on parity with our Series B Preferred Stock, and issuances of additional shares of Series A Preferred Stock, may materially and adversely affect the market price of our Series B Preferred Stock.
If we decide to issue debt or equity securities in the future, which could rank senior to or on parity with our Series B Preferred Stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Since October 4, 2016, we have issued $75 million of our Series A Preferred Stock, and pursuant to the terms of the Purchase Agreement, we are required to issue and sell to the Buyers a minimum amount of an additional $10 million of Series A Preferred Stock on or prior to July 28, 2018, and are likely to issue the maximum amount of  $125 million, which shares will rank on parity with our Series B Preferred Stock with respect to dividend rights and rights upon our liquidation, dissolution and winding up. As of the date of this prospectus supplement, we have 75,000 shares of our Series A Preferred Stock outstanding.
Additionally, at their election, the Buyers are entitled to receive a cumulative, quarterly dividend payable in additional shares of Series A Preferred Stock or in shares of our common stock, as well as a cash premium upon the occurrence of certain triggering events. Further, upon our liquidation, holders of our Series A Preferred Stock will receive a distribution of our available assets pro rata with holders of our Series B Preferred Stock in an amount equal to the greater of  $1,000 per share, plus all accumulated but unpaid dividends thereon to, but not including, the date of any liquidation or the amount that would be paid on such date in the event of a redemption following a change of control.
The issuance of shares of our Series A Preferred Stock could affect our ability to pay current dividends on shares of our Series B Preferred Stock in the future. Further, future issuances and sales of our Series A Preferred Stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for our Series B Preferred Stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us. See “Description of Other Outstanding Preferred Stock” for a more detailed description of the terms of our Series A Preferred Stock.
Further, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Series B Preferred Stock and may result in dilution to owners of our Series B Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Therefore, holders of our Series B Preferred Stock will bear the risk of our future offerings reducing the market price of our Series B Preferred Stock and diluting the value of their holdings in us.
Our Series A Preferred Stock may be entitled in the future to receive an increasing amount of our cash available for distribution to our preferred stock, which may correspondingly limit the cash available for distribution to the holders of our Series B Preferred Stock or incentivize us to optionally redeem the Series B Preferred Stock.
Pursuant to the terms of the Purchase Agreement with the Buyers and the Articles Supplementary classifying the Series A Preferred Stock, as amended, or the Series A Articles Supplementary, the Series A Preferred Stock will be entitled under its terms in the future to receive an increasing amount of our cash available for distribution to our preferred stock, which would correspondingly limit the cash available for distribution to the holders of our Series B Preferred Stock.
As of the date of this prospectus supplement, there are $75 million of liquidation value of Series A Preferred Stock outstanding. Pursuant to the Purchase Agreement with the Buyers, we are required to issue an additional $10 million of Series A Preferred Stock on or prior to July 28, 2018, which may be increased at our request up to $125 million.
In addition, the holders of Series A Preferred Stock are entitled to a cumulative cash distribution, which is currently 7.0% per annum of the liquidation value of the Series A Preferred Stock until July 28, 2022, and is scheduled to ratchet up to 8.5% per annum on the liquidation value of the Series A Preferred Stock thereafter until the Series A Preferred Stock is redeemed. Moreover, the cumulative cash distribution on the Series A Preferred Stock is, in either case, subject to an increase of an additional 5.0% per annum of its liquidation value upon the occurrence of certain triggering events. Such triggering events include, among other things, change of control events, which are broader than those in the definition of change of control in the articles supplementary for the Series B Preferred Stock. Either or both of such increases in the cash distribution may incentivize us to optionally redeem the Series A Preferred Stock if we are entitled to at the time. The payment of the applicable redemption price for the Series A Preferred Stock may further reduce the amount of cash available for distribution on the Series B Preferred Stock.
In addition, the holders of the Series A Preferred Stock are entitled to a cumulative dividend payable in-kind in shares of our common stock or additional shares of Series A Preferred Stock, at the election of the holders, equal in the aggregate to the 25% of the incremental increase in our book value (less any new equity issues) plus 25% of the incremental increase in our net asset value, in each case attributable to assets other than equity interests in income producing real estate, subject to a maximum 14% annual rate of return. Any shares of Series A Preferred Stock issued as an in-kind dividend will be have the same dividend and other rights as those which have been issued to date. See “Description of Other Outstanding Preferred Stock — Distributions.”
Holders of our Series A Preferred Stock have certain corporate governance rights and covenant protection, which may materially and adversely affect our ability to pay dividends to holders of our Series B Preferred Stock and the trading price of our Series B Preferred Stock.
As long as any shares of our Series A Preferred Stock are outstanding, the holders of the Series A Preferred Stock, voting as a single class, are entitled to nominate and elect one individual to serve on our board of directors. Further, if we are unable to pay the full amount of the Series A Preferred Stock quarterly dividends for six or more quarterly dividend periods, whether or not consecutive dividend periods, we are required to increase the size of our board of directors by two members, and the holders of the our Series A Preferred Stock are entitled to elect two additional directors to serve on our board of directors until we pay the full amount of accumulated and unpaid dividends. Moreover, if at any time that the Series A Preferred Stock remains outstanding, Dean Jernigan, our current Chief Executive Officer and Chairman of the Board, voluntarily leaves the position of Chief Executive Officer, and is not serving as the Executive Chairman of the Board, the holders of the Series A Preferred Stock will have the right to accept or reject the service of any person as Chief Executive Officer (or such person serving as the principal executive officer) of the Company.
In addition, so long as shares of Series A Preferred Stock remain outstanding, we are required to maintain a ratio of debt to total tangible assets determined under U.S. generally accepted accounting principles, or GAAP, of no more than 0.4:1, measured as of the last day of each fiscal quarter. Further, the Purchase Agreement requires that we and our subsidiaries conduct our business in the ordinary course of business consistent with past practice and use reasonable best efforts to (i) preserve substantially intact the business organization and (ii) avoid becoming subject to the requirements of the 1940 Act. We and our subsidiaries also may not change or alter materially our method of accounting or the manner in which we keep our accounting books and records unless required by the SEC to reflect changes in GAAP or, in the business judgment of our board of directors, such change would be in our best interests or that of our stockholders. Holders of our Series A Preferred Stock also have certain voting, information, preemptive and redemption rights as described herein in this prospectus supplement, including “Description of Other Outstanding Preferred Stock.”
Such additional governance rights and covenant protection may grant the holders of our Series A Preferred Stock additional control and other rights, which may impact our ability to run our business, and may materially and adversely affect the trading price of our Series B Preferred Stock.
Mandatory redemption of our Series A Preferred Stock upon the occurrence of certain future events, including a change of control, may require us to make substantial payments to the holders of our Series A Preferred Stock, which may limit our ability to pay distributions to the holders of our Series B Preferred Stock in the future or to effect a special redemption at our option of the Series B Preferred Stock, even if such events constitute a change of control under the terms of the Series B Preferred Stock.
Until July 27, 2019, upon the occurrence of certain change of control events, the holders of shares of our Series A Preferred Stock have the option to cause us to redeem their shares at a redemption price of  $1,000 per share, plus accumulated and unpaid dividends, plus a make-whole premium designed to provide the holders of the Series A Preferred Stock with a return on the redeemed shares equal to a 14.0% internal rate of return through July 27, 2019. The change of control events that give rise to such option for the holders of the Series A Preferred Stock are broader than those in the definition of change of control in the articles supplementary for the Series B Preferred Stock.
The redemption of our Series A Preferred Stock may require us to make substantial payments to the holders of our Series A Preferred Stock, which would limit our ability to pay distributions to holders of our Series B Preferred Stock and may materially and adversely affect our ability to fund our investment portfolio. In addition, the redemption of our Series A Preferred Stock may occur as a result of an event that does not constitute a change of control in the articles supplementary for the Series B Preferred Stock, and therefore may not trigger either our right to effect a special redemption at our option of the Series B Preferred Stock or the right of the holders of the Series B Preferred Stock to convert their shares into shares of our common stock. Even if the redemption of our Series A Preferred Stock constitutes a change of control in the articles supplementary for the Series B Preferred Stock, the payment of the redemption price to holders of the Series A Preferred Stock may limit our ability to effect a special redemption at our option of the Series B Preferred Stock or adversely affect the market value of the common stock into which the shares of Series B Preferred Stock may then be convertible.
Shares of the Series B Preferred Stock are subordinated to our existing and future indebtedness and your interests could be diluted by the issuance of additional preferred stock, including additional shares of our Series A Preferred Stock or Series B Preferred Stock, and by other transactions.
Payment of accrued dividends on the Series B Preferred Stock will be subordinated to all of our existing and future indebtedness and will be structurally subordinated to the obligations of our subsidiaries. For example, our existing credit facility with KeyBank National Association and the other lenders party thereto is secured by certain collateral, including our mortgage loans extended to developers and our owned self-storage properties. Upon a default or event of default under the credit facility, our lenders may foreclose on our collateral and use the proceeds to satisfy our outstanding obligations under the credit facility. Further, upon a default or event of default under the credit facility, we will be prohibited from paying distributions on our common stock and preferred stock, including the Series B Preferred Stock offered hereby.
In addition, we may issue additional shares of Series A Preferred Stock, Series B Preferred Stock or shares of another class or series of preferred stock ranking on parity with (or, upon the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting together as a single class, with the holders of all other parity preferred stock with similar voting rights (which excludes holders of Series A Preferred Stock, who are entitled to a separate class vote), senior to) the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up. Although certain financial covenants applicable to the Series A Preferred Stock may limit the amount of indebtedness we may incur, none of the provisions relating to the Series B Preferred Stock relate to or limit our indebtedness or, except for the conversion right afforded to holders of Series B Preferred Stock upon the occurrence of a Change of Control as described under “Description of the Series B Preferred Stock — Conversion Rights” and the limited voting rights as described under “Description of the Series B Preferred Stock — Limited Voting Rights” below, afford the holders of the Series B Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Series B Preferred Stock. These factors may materially and adversely affect the trading price of the Series B Preferred Stock.
If you own our Series B Preferred Stock, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.
If you own our Series B Preferred Stock, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting our common stock. You will have rights with respect to our common stock only if and when we deliver common stock to you upon conversion of your Series B Preferred Stock in connection with a Change of Control, and, in certain cases, under the conversion rate adjustments applicable to our Series B Preferred Stock. For example, in the event that an amendment is proposed to our charter requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the delivery of common stock to you following a conversion, you will not be entitled to vote on the amendment (unless such amendment materially and adversely affects the rights of the holders of Series B Preferred Stock), although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.
Holders of Series B Preferred Stock will have limited voting rights.
Holders of the Series B Preferred Stock have no voting rights with respect to matters that generally require the approval of voting stockholders. However, holders of the Series B Preferred Stock will have the right to vote as a class on certain fundamental matters that may affect the preference or special rights of the Series B Preferred Stock, as described under “Description of the Series B Preferred Stock — Limited Voting Rights” below. In addition, if dividends on the Series B Preferred Stock, have not been declared or paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods, the holders of such shares, voting together as a single class with holders of any and all other series of voting preferred stock then outstanding upon which like voting rights have been conferred and are exercisable (which excludes holders of Series A Preferred Stock, who are entitled to a separate class vote to elect separate Series A Preferred directors as described under “Description of Other Outstanding Preferred Stock”), will be entitled to vote for the election of a total of two additional members of our board of directors, subject to the terms and to the limited extent described under “Description of the Series B Preferred Stock — Limited Voting Rights” below. The Series B Preferred Stock place no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to above. See “Description of the Series B Preferred Stock — Limited Voting Rights” below.
The Change of Control conversion feature of the Series B Preferred Stock may not adequately compensate you and may make it more difficult for a party to take over our company or discourage a party from taking over our company.
Upon the occurrence of a Change of Control, holders of our Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem our Series B Preferred Stock) to convert some or all of their Series B Preferred Stock into our common stock (or equivalent value of alternative consideration). See “Description of the Series B Preferred Stock — Conversion Right upon a Change of Control.” Upon such a conversion, the holders will be limited to a maximum number of our common stock per share of Series B Preferred Stock equal to the lesser of  (i) the conversion value (equal to the liquidation preference and unpaid and accrued dividends) divided by the closing price on the date of the event triggering the Change of Control and (ii) the Share Cap, subject to adjustments, which may result in a holder receiving a value that is less than the liquidation preference of the Series B Preferred Stock.
The Change of Control conversion features of our Series B Preferred Stock, as well as the mandatory redemption option conferred to holders of our Series A Preferred Stock upon certain events constituting a change of control under the Series A Preferred Stock, may have the effect of discouraging a third party from making an acquisition proposal for our company or of delaying, deferring or preventing certain change of control transactions of our company under circumstances that otherwise could provide the holders of our common stock and Series B Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.
The market price of our common stock received in a conversion of our Series B Preferred Stock may decrease between the date received and the date the common stock is sold.
The market price of our common stock received in a conversion of our Series B Preferred Stock may decrease between the date received and the date the common stock is sold. The stock markets, including the NYSE, have experienced significant price and volume fluctuations. As a result, the market price of our common stock is likely to be similarly volatile, and recipients of our common stock upon a conversion may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including sales of common stock by other stockholders who received common stock upon mandatory redemption of their Series A Preferred Stock, conversion of their Series B Preferred Stock, our financial performance, government regulatory action or inaction, tax laws, interest rates and general market conditions and other factors.
We cannot assure you that we will be able to pay dividends regularly although we have done so in the past.
Our ability to pay dividends in the future is dependent on our ability to operate profitably and to generate cash from our operations. We cannot guarantee that we will be able to pay dividends on our preferred stock on a regular quarterly basis in the future. Furthermore, we have regularly issued new common stock, and we have periodically issued new common stock pursuant to public offerings or acquisitions. Any new common stock issued will substantially increase the cash required to continue to pay cash dividends at current or higher levels. Any common or preferred stock that may in the future be issued to finance acquisitions, upon exercise of options or otherwise, would have a similar effect.
Our ability to pay dividends is limited by the requirements of Maryland law.
Our ability to pay dividends on our Series B Preferred Stock is limited by Maryland law. Under applicable Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on our Series B Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preference senior to those of our Series B Preferred Stock, unless the terms of such class or series provide otherwise.
If our common stock is delisted, your ability to transfer or sell your Series B Preferred Stock may be limited and the market value of the Series B Preferred Stocks will be materially and adversely affected.
Other than in connection with certain change of control transactions as described in this prospectus supplement, the Series B Preferred Stock does not contain provisions that protect you if our common stock is delisted from the NYSE. Since the Series B Preferred Stock has no stated maturity date, you may be forced to hold your Series B Preferred Stock and receive stated dividends on the shares when, as and if authorized by our board of directors and declared by us with no assurance as to ever receiving the liquidation preference. In addition, if our common stock is delisted, it is likely that the Series B Preferred Stock will be delisted, which will limit your ability to transfer or sell your Series B Preferred Stock and could have a material adverse effect on the market value of the Series B Preferred Stock.
Investors should not expect us to redeem the Series B Preferred Stock on or after the date they become redeemable at our option.
The Series B Preferred Stock is a perpetual equity security. Accordingly, the Series B Preferred Stock has no maturity or mandatory redemption date and will not be redeemable at the option of the holders. The Series B Preferred Stock may be redeemed by us at our option either in whole or in part, from time to time, at any time on or after January 26, 2023. Any decision we may make at any time to propose a redemption of the Series B Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time.
If we are not paying full dividends on any outstanding parity stock, including our Series A Preferred Stock, we will not be able to pay full dividends on the Series B Preferred Stock.
When dividends are not paid in full on the shares of Series B Preferred Stock and any shares of parity stock, including our Series A Preferred Stock, for a dividend period, all dividends declared with respect to shares of Series B Preferred Stock and all parity stock for such dividend period will be declared pro rata so that the respective amounts of such dividends bear the same ratio to each other, as all accrued but unpaid dividends per share on the shares of Series B Preferred Stock for such dividend period and all parity stock for such dividend period bear to each other. Therefore, if we are not paying full dividends on our Series A Preferred Stock and any other outstanding parity stock, we will not be able to pay full dividends on Series B Preferred Stock.
There may be future sales of Series B Preferred Stock, which may materially and adversely affect the market price of the Series B Preferred Stock.
We are generally not restricted from issuing additional Series B Preferred Stock or securities similar to the Series B Preferred Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, the Series B Preferred Stock. In addition, unlike holders of our Series A Preferred Stock who are entitled to purchase their pro rata share of common stock under certain circumstances, holders of the Series B Preferred Stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of the Series B Preferred Stock could decline as a result of sales of additional Series B Preferred Stock made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. If we issue additional Series B Preferred Stock at a price that exceeds the $25.00 per share redemption price by more than a de minimis amount, then those shares might be considered to be “fast-pay stock” under the applicable U.S. Treasury Regulations.
Under certain circumstances, shares of Series B Preferred Stock could be treated as “fast-pay stock” for U.S. federal income tax purposes, which could subject stockholders to adverse tax consequences.
If shares of the Series B Preferred Stock are issued at a price that exceeds their redemption price by more than a de minimis amount, such shares could be characterized as “fast-pay stock” under Treasury Regulations applicable to certain “fast-pay stock” arrangements. Application of these rules could result in adverse tax consequences to the holders of Series B Preferred Stock and other classes of our issued and outstanding shares. While not free from doubt, we believe the “fast-pay stock” rules should not apply to an issuance of shares of Series B Preferred Stock. However, there is little authority interpreting the “fast-pay stock” rules and, accordingly, we cannot provide assurances that the IRS or a court will agree with our view. Prospective investors in our Series B Preferred Stock should consult their tax advisors regarding the potential application of the “fast-pay stock” rules. See “Additional Material U.S. Federal Income Tax Considerations — Possible Application of  ‘Fast-Pay Stock’ Rules” below for further discussion.
We may be unable to invest a significant portion of the net proceeds from this offering on acceptable terms.
Delays in investing the net proceeds from this offering may impair our performance. Investments that are subject to non-binding term sheets may not result in definitive investment agreements, and investments in our pipeline may not be consummated for a variety of reasons, many of which are outside our control. We cannot assure you that we will be able to identify any development property investment opportunities that meet our investment objectives or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds from this offering on acceptable terms within the time period that we anticipate or at all, which could harm our financial condition and operating results. Moreover, we will have significant flexibility in investing the net proceeds from this offering and may use the net proceeds from this offering in ways with which investors may not agree.

Price Range of Series B Preferred Stock and Dividend Payments
The Series B Preferred Stock is listed on the NYSE under the symbol “JCAP PR B.” The following table sets forth the high, low and last closing prices for the Series B Preferred Stock, as reported on the NYSE, and dividends paid per share for the periods indicated.
Period	High	Low	Last	Dividends(2)
Fiscal Year Ending December 31, 2018
First Quarter (through March 27, 2018)(1)	$25.00	$23.10	$23.50	$—

(1)
Our Series B Preferred Stock began trading on the NYSE on January 30, 2018.

(2)
On February 28, 2018, we declared a pro rata cash dividend on the Series B Preferred Stock for the period from, and including, the original issue date of January 26, 2018, to, but excluding, April 13, 2018, in the amount of   $0.37431 per share. The dividends are payable on April 13, 2018 to holders of Series B Preferred Stock of record on April 2, 2018.

Ratio of Earnings to Combined Fixed Charges and
Preferred Stock Dividends
The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods presented. For the purpose of computing the ratio of earnings to combined fixed charges and preferred stock dividends, earnings have been calculated by adding fixed charges, excluding amounts capitalized, to net income, excluding undistributed earnings of unconsolidated joint ventures, and capitalized interest. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, whether expensed or capitalized, and estimated interest within rental expense. Preferred stock dividends consist of the amount of pre-tax earnings required to pay cash and stock dividends on our Series A Preferred Stock. This information below is given on an unaudited historical basis.
	Year ended December 31, 2017	Year ended December 31, 2016	Year ended December 31, 2015
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends(1)	5.59	10.45	(2)

(1)
During the year ended December 31, 2017, $40 million liquidation value of our Series A Preferred Stock were outstanding. On February 16, 2018 and March 19, 2018, we issued to the Buyers an additional $20 million and $15 million liquidation value, respectively, of our Series A Preferred Stock. As a result, there were $75 million of liquidation value of Series A Preferred Stock outstanding as of the date of this prospectus supplement. At our request, we may issue up to a total of  $125 million liquidation value of Series A Preferred Stock outstanding to the Buyers.

(2)
The ratio was less than 1:1 for the year ended December 31, 2015 as earnings were inadequate to cover combined fixed charges and preferred stock dividends by approximately $2.9 million.

Description of Other Outstanding Preferred Stock
Series A Preferred Stock
General
On July 27, 2016, or the Effective Date, we entered into the Stock Purchase Agreement, or the Purchase Agreement, between us and funds managed by Highland Capital Management, L.P., or the Buyers, relating to the issuance and sale, from time to time until the second anniversary of the Effective Date (such period, the Commitment Period), of up to $125 million in shares of our Series A Preferred Stock. Shares of the Series A Preferred Stock are sold at a price of  $1,000 per share, which we refer to herein as the Series A Liquidation Value. As of the date of this prospectus supplement, we have issued $75 million in shares of our Series A Preferred Stock, and pursuant to the terms of the Purchase Agreement, we are required to issue and sell to the Buyers a minimum amount of an additional $10 million in shares of our Series A Preferred Stock on or prior to July 28, 2018, and may issue up to a maximum amount of  $125 million. The sale of shares of Series A Preferred Stock pursuant to the Purchase Agreement may occur from time to time, in minimum monthly increments of $5 million, maximum monthly increments of $15 million and maximum increments of $35 million over any rolling three month period, all to be completed during the Commitment Period. As of the date of this prospectus supplement, we have 75,000 shares of our Series A Preferred Stock outstanding.
Ranking
The Series A Preferred Stock ranks:
•
senior to the shares of our common stock and any other class or series of our capital stock expressly designated by us as ranking junior with respect to distribution rights and rights upon liquidation, winding up and dissolution;

•
on parity with any class or series of capital stock expressly designated by us as ranking on parity with the Series A Preferred Stock with respect to distribution rights and rights upon our liquidation, winding up and dissolution, which will include our Series B Preferred Stock;

•
junior to any class or series of capital stock expressly designated by us as ranking senior to the Series A Preferred Stock with respect to distribution rights and rights upon our liquidation, winding up and dissolution; and

•
junior in right of payment to our existing and future indebtedness.

Dividends
Holders of Series A Preferred Stock are entitled to a cumulative cash distribution, or Series A Cash Distribution, equal to (A) 7.0% per annum on the Series A Liquidation Value for the period beginning on the respective date of issuance until the sixth anniversary of the Effective Date, payable quarterly in arrears, (B) 8.5% per annum on the Series A Liquidation Value for the period beginning the day after the sixth anniversary of the Effective Date and for each year thereafter so long as the Series A Preferred Stock remains issued and outstanding, payable quarterly in arrears, and (C) an amount in addition to the amounts in (A) and (B) equal to 5.0% per annum on the Series A Liquidation Value upon the occurrence of certain triggering events, or a Series A Cash Premium.
Triggering events that will trigger the payment of a Series A Cash Premium with respect to a Series A Cash Distribution include: (i) the occurrence of certain change of control events affecting us after the third anniversary of the Effective Date, (ii) our ceasing to be subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, (iii) our failure to remain qualified as a REIT, (iv) an event of default under the Purchase Agreement, (v) our failure to register for resale shares of common stock pursuant to the Registration Rights Agreement, dated as of July 27, 2016, between us and the Buyers, which we refer to herein as a Series A Registration Default, (vi) our failure to redeem the Series A Preferred Stock as required by the Purchase Agreement or (vii) the filing of a complaint, a settlement with or a judgment entered by the SEC against us or any of our subsidiaries or one of our directors or executive officers relating to the violation of the securities laws, rules or regulations with respect to our business. Accrued but unpaid Series A Cash Distributions and Series A Aggregate Stock Dividends (as defined below) on the Series A Preferred Stock will accumulate and will earn additional Series A Cash Distributions and Series A Aggregate Stock Dividends as calculated above, compounded quarterly.
In addition, the holders of the Series A Preferred Stock are entitled to a cumulative dividend payable in-kind in shares of our common stock or additional shares of Series A Preferred Stock, at the election of the holders, or the Series A Aggregate Stock Dividend, equal in the aggregate to the lesser of   (Y) 25% of the incremental increase in our book value (as adjusted for equity capital issuances, share repurchases and certain non-cash expenses) plus, to the extent we own equity interests in income-producing real property, the incremental increase in net asset value (provided, however, that no interest in the same real estate asset will be double counted) and (Z) an amount that would, together with the Series A Cash Distribution, result in a 14.0% internal rate of return for the holders of the Series A Preferred Stock from the date of issuance of the Series A Preferred Stock, as set forth in the Series A Articles Supplementary.
Effective January 26, 2018, we amended the Series A Articles Supplementary to provide for certain amendments to the calculation of the cumulative dividend, including, among other things, with respect to the computation and payment of the Series A Aggregate Stock Dividend for the fiscal quarters beginning with the fiscal quarter ending March 31, 2018 through and including the fiscal quarter ending June 30, 2021.
For the first three fiscal quarters of the fiscal years 2018, 2019 and 2020 and for the first fiscal quarter of 2021, we will declare and pay a Series A Aggregate Stock Dividend equal to $2,125,000, or the Series A Target Stock Dividend. For the last fiscal quarter of each of 2018, 2019 and 2020 and for the second fiscal quarter of 2021, we will compute the cumulative Series A Aggregate Stock Dividend for all periods after December 31, 2017 through the end of such fiscal quarter equal to 25% of the incremental increase in our book value (as adjusted for equity capital issuances, share repurchases and certain non-cash expenses) plus, to the extent we own equity interests in income-producing real property, the incremental increase in net asset value (provided, however, that no interest in the same real estate asset will be double counted), or the Series A Computed Stock Dividend, and will declare and pay for such quarter a Series A Aggregate Stock Dividend equal to the greater of the Series A Target Stock Dividend or the Series A Computed Stock Dividend minus the sum of all Series A Aggregate Stock Dividends declared and paid for all fiscal quarters after December 31, 2017 and before the fiscal quarter for which such payment is computed, in each case subject to an amount that would, together with the Series A Cash Distribution, result in a 14.0% internal rate of return for the holders of the Series A Preferred Stock from the date of issuance of the Series A Preferred Stock.
Preemptive Rights
The holders of Series A Preferred Stock have the right to purchase their pro rata share of any qualified offering of our common stock, which consists of any offering by us of our common stock except any shares of our common stock issued (i) in connection with a merger, consolidation, acquisition or similar business combination, (ii) in connection with a joint venture, strategic alliance or similar corporate partnering arrangement, (iii) in connection with any acquisition of assets by us, (iv) at market prices pursuant to a registered at-the-market program and/or (v) as part of a compensatory or employment arrangement.
Liquidation Rights
In the event of any liquidation, dissolution or winding up of our company, the holders of the Series A Preferred Stock shall be entitled to receive an amount equal to the greater of  (i) the Series A Liquidation Value, plus all accumulated but unpaid Series A Cash Distributions and Series A Aggregate Stock Dividends thereon to, but not including, the date of any liquidation, but excluding any Series A Cash Premium and (ii) the amount that would be paid on such date in the event of a redemption following a change of control.

Voting Rights
Holders of Series A Preferred Stock are entitled to a separate class vote with respect to (i) any amendments to our charter, as supplemented by the Series A Articles Supplementary, or bylaws that would alter or change the rights, preferences, privileges or restrictions of the Series A Preferred Stock so as to materially and adversely affect such Series A Preferred Stock and (ii) reclassification or otherwise, any issuances of our securities that are senior to, or equal in priority with, the Series A Preferred Stock as to distribution rights and rights upon liquidation, winding up and dissolution of the company.
Optional Redemption
The Series A Preferred Stock may be redeemed at our option (i) after five years from the Effective Date, at a price equal to 105% of the Series A Liquidation Value per share plus the value of all accumulated and unpaid Series A Cash Distributions and Series A Aggregate Stock Dividends, and (ii) after six years from the Effective Date, at a price equal to 100% of the Series A Liquidation Value per share plus the value of all accumulated and unpaid Series A Cash Distributions and Series A Aggregate Stock Dividends. In the event of certain change of control events affecting us prior to the third anniversary of the Effective Date, we must redeem all shares of Series A Preferred Stock for a price equal to (a) the Series A Liquidation Value, plus (b) accumulated and unpaid Series A Cash Distributions and Series A Aggregate Stock Dividends, plus (c) a make-whole premium designed to provide the holders of the Series A Preferred Stock with a return on the redeemed shares equal to a 14.0% internal rate of return through the third anniversary of the Effective Date.
Board Nomination Rights
Pursuant to the Purchase Agreement and the Series A Articles Supplementary, so long as any shares of the Series A Preferred Stock are outstanding, the holders of the Series A Preferred Stock, voting as a single class, are entitled to nominate and elect one individual to serve on our board of directors. If we have not paid the full amount of the Series A Cash Distribution or the Series A Aggregate Stock Dividend on the shares of the Series A Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), we will increase the size of the board of directors by two directors, and the holders of the our Series A Preferred Stock are entitled to elect two additional directors to serve on our board of directors until we pay in full all accumulated and unpaid Series A Cash Distributions and Series A Aggregate Stock Dividends.
Further, at any time that the Series A Preferred Stock remains outstanding, if Dean Jernigan, our current Chief Executive Officer and Chairman of the Board, voluntarily leaves the position of Chief Executive Officer, and is not serving as the Executive Chairman of the Board, which we refer to herein as a Key Man Event, the holders of the Series A Preferred Stock have the right to accept or reject the service of any person as our Chief Executive Officer (or such person serving as the principal executive officer).
Other Covenants
So long as shares of Series A Preferred Stock remain outstanding, we are required to maintain a ratio of debt to total tangible assets determined under GAAP of no more than 0.4:1, measured as of the last day of each fiscal quarter. As of December 31, 2017, we were in compliance with this ratio.
Further, the Purchase Agreement requires that we and our subsidiaries conduct our business in the ordinary course of business consistent with past practice and use reasonable best efforts to (i) preserve substantially intact the business organization and (ii) avoid becoming subject to the requirements of the 1940 Act. Additionally, we and our subsidiaries may not change or alter materially our method of accounting or the manner in which we keep our accounting books and records unless required by the SEC to reflect changes in GAAP or, in the business judgment of our board of directors, such change would be in our best interests or that of our stockholders.

Events of Default
An event of default under the Purchase Agreement terminates the obligation of the Buyers to acquire shares of Series A Preferred Stock from us and also triggers the Series A Cash Premium described above. Such events of default under the Purchase Agreement include (i) a Series A Registration Default, (ii) the suspension of trading or delisting of our common stock on the New York Stock Exchange or such other market or exchange on which our common stock is then listed or traded, or the Principal Market, (iii) the failure by our transfer agent to issue shares of the Series A Preferred Stock to the Buyers (subject to an applicable cure period), (iv) our breach of a representation or warranty, covenant or other term or condition under the Purchase Agreement, Series A Articles Supplementary, the Registration Rights Agreement or the documents related thereto that has a material adverse effect (subject to an applicable cure period), (v) our failure to sell $50 million of shares of Series A Preferred Stock on or prior to the tenth business day after the expiration of the Commitment Period, (vi) an event of default under any of our secured indebtedness or (vii) certain bankruptcy proceedings.
Future Issuances
Future issuances of shares of Series A Preferred Stock at any one or more closings after the Effective Date are contingent upon the satisfaction of certain conditions at the time of such proposed purchase, including that (i) the representations and warranties of the Purchase Agreement remain true and correct in all material respects and we have complied with all covenants and conditions under the Purchase Agreement, the Series A Articles Supplementary, the Registration Rights Agreement and the documents related thereto, (ii) no material adverse effect (as such term is defined in the Purchase Agreement) has occurred, (iii) there is no suspension of trading of our common stock on the Principal Market, (iv) a Key Man Event shall not have occurred, as described above, and (v) we have delivered certain customary closing deliverables.

Description of the Series B Preferred Stock
This prospectus supplement summarizes specific terms and provisions of the Series B Preferred Stock, and to the extent inconsistent with the description of our preferred stock included in the accompanying prospectus, this summary supersedes that description. The following summary of the terms and provisions of the Series B Preferred Stock does not purport to be complete and is in all respects subject to, and qualified in its entirety by, reference to our charter, including the Articles Supplementary setting forth the terms of our Series B Preferred Stock, as amended, our bylaws and Maryland law.
For purposes of this section, references to “we,” “our” and “our company” refer only to Jernigan Capital, Inc. and not to any of its subsidiaries.
General
Under our charter, we currently are authorized to issue up to 100,000,000 shares of preferred stock, $0.01 par value per share. Our charter further provides that our board of directors may classify any unissued preferred stock into one or more classes or series of shares by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such preferred stock. The Articles Supplementary setting forth the terms of our Series A Preferred Stock, as amended, classify 300,000 shares of our preferred stock as Series A Preferred Stock. The Articles Supplementary setting forth the terms of our Series B Preferred Stock, as amended, classify 3,750,000 shares of our preferred stock as Series B Preferred Stock. As of the date of this prospectus supplement, there are 75,000 shares of our Series A Preferred Stock and 1,500,000 shares of our Series B Preferred Stock outstanding. There are generally no preemptive rights with respect to our Series B Preferred Stock.
Maturity
The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption, and will remain outstanding indefinitely unless and until (i) we redeem such Series B Preferred Stock at our option as described below in “— Redemption,” or (ii) they are converted by the holder of such Series B Preferred Stock in the event of a Change of Control as described below in “— Conversion Right upon a Change of Control.”
Reopening
The Articles Supplementary establishing our Series B Preferred Stock permit us to “reopen” this series, without the consent of the holders of our Series B Preferred Stock, in order to issue additional shares of Series B Preferred Stock from time to time. Therefore, we may issue the Series B Preferred Stock offered by this prospectus supplement, and we may in the future issue additional Series B Preferred Stock, without your consent. The shares of Series B Preferred Stock, if any, issued pursuant to this offering and any additional Series B Preferred Stock issued in the future will have the same terms as the Series B Preferred Stock originally issued on January 26, 2018 (except, in our sole discretion, the price of such additional Series B Preferred Stock). These additional shares of Series B Preferred Stock will, together with the Series B Preferred Stock originally issued on January 26, 2018, constitute a single series of securities.
Ranking
The Series B Preferred Stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:
1)
senior to our common stock and to any other class or series of our equity securities expressly designated as ranking junior to the Series B Preferred Stock;

2)
on parity with our Series A Preferred Stock and with any future class or series of our capital stock expressly designated as ranking on parity with the Series B Preferred Stock;

3)
junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B Preferred Stock with respect to rights of dividend payments and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of our company; and

4)
junior in right of payment to our existing and future indebtedness.

The term “equity securities” does not include convertible debt securities, which debt securities would rank senior to the Series B Preferred Stock.
Dividends
Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series B Preferred Stock with respect to dividend rights (of which none are outstanding as of the date of this prospectus supplement), holders of Series B Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends under Maryland law, cumulative cash dividends quarterly in arrears on the fifteenth (15th) day of January, April, July and October of each year (or if not a business day, on the immediately preceding business day) (each, a dividend payment date). These cumulative cash dividends accrue on the liquidation preference amount of $25.00 per share at a rate per annum equal to 7.00% with respect to each dividend period from and including the original issue date (equivalent to an annual rate of  $1.7500 per share). No holder of any shares of Series B Preferred Stock shall be entitled to receive any dividends paid or payable on the Series B Preferred Stock with a dividend payment date before the date such shares of Series B Preferred Stock are issued. Dividends will be payable to holders of record as of 5:00 p.m., New York City time, on the related record date. The record dates for the Series B Preferred Stock are the close of business on the first (1st) day of January, April, July or October immediately preceding the relevant dividend payment date (each, a dividend record date). If any dividend record date falls on any day other than a business day as defined in the Articles Supplementary for our Series B Preferred Stock, the dividend record date shall be the immediately succeeding business day.
The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date or any earlier redemption date. Dividends payable on the Series B Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series B Preferred Stock for each full dividend period will be computed by dividing the applicable annual dividend rate by four. After full cumulative dividend on the Series B Preferred Stock have been paid or declared and funds therefor set aside for payment with respect to a dividend period, the holders of Series B Preferred Stock will not be entitled to any further dividend with respect to that dividend period.
Our board of directors will not authorize and we will not pay or set apart for payment dividends on our Series B Preferred Stock at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits the authorization, payment or setting apart for payment or provides that the authorization, payment or setting apart for payment would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. We also have the right to withhold, from any amounts otherwise payable to you, with respect to all distributions (deemed or actual) to the extent that withholding is or was required for such distributions under applicable tax withholding rules. See “Additional Material U.S. Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus.
Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accrue whether or not our agreements at any time prohibit the current payment of dividends, whether or not funds are legally available for the payment of those dividends, whether or not we have earnings and whether or not those dividends are authorized. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears, and holders of the Series B

Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.
If, for any taxable year, we designate as a “capital gain dividend,” as defined in Section 857 of the Code, any portion of the dividends, or the Capital Gains Amount, as determined for federal income tax purposes, paid or made available for that year to holders of all classes of our shares, then, except as otherwise required by applicable law, the portion of the Capital Gains Amount that shall be allocable to the holders of the Series B Preferred Stock will be in proportion to the amount that the total dividends, as determined for federal income tax purposes, paid or made available to holders of Series B Preferred Stock for the year bears to the total dividends paid or made available for that year to holders of all classes of our shares. In addition, except as otherwise required by applicable law, we will make a similar allocation with respect to any undistributed long-term capital gains that are to be included in our stockholders’ long-term capital gains, based on the allocation of the Capital Gains Amount that would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders. See “Additional Material U.S. Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Considerations” in this prospectus supplement and the accompanying prospectus.
The Series B Preferred Stock will rank junior as to payment of dividends to any class or series of our preferred stock that we may issue in the future that is expressly stated to be senior as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of our company. If at any time we have failed to pay, on the applicable payment date, accrued dividends on any shares that rank in priority to the Series B Preferred Stock with respect to dividends, we may not pay any dividends on the Series B Preferred Stock or redeem or otherwise repurchase any Series B Preferred Stock until we have paid or set aside for payment the full amount of the accrued and unpaid dividends on the shares that rank in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, or redeem or repurchase, the Series B Preferred Stock.
When dividends are not paid (or duly provided for) on any dividend payment date (or, in the case of parity equity securities having dividend payment dates different from the dividend payment dates pertaining to the Series B Preferred Stock, on a dividend payment date falling within the related dividend period for the Series B Preferred Stock) in full upon the Series B Preferred Stock and any shares of parity equity securities, including our Series A Preferred Stock, all dividends declared upon the Series B Preferred Stock and all such parity equity securities, including our Series A Preferred Stock, payable on such dividend payment date (or, in the case of parity equity securities having dividend payment dates different from the dividend payment dates pertaining to the Series B Preferred Stock, on a dividend payment date falling within the related dividend period for the Series B Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series B Preferred Stock and all parity equity securities, including our Series A Preferred Stock, payable on such dividend payment date (or, in the case of parity equity securities having dividend payment dates different from the dividend payment dates pertaining to the Series B Preferred Stock, on a dividend payment date falling within the related dividend period for the Series B Preferred Stock) bear to each other.
Except as provided in the immediately preceding paragraph, so long as any Series B Preferred Stock remain outstanding, no dividend or distribution shall be paid or declared on junior equity securities or parity equity securities, including the Series A Preferred Stock, and no junior equity securities or parity equity securities shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, unless the full cumulative dividends on all outstanding Series B Preferred Stock have been declared and paid or are contemporaneously declared and paid (or declared and a sum sufficient for the payment thereof has been set aside), for all past dividend periods.
The foregoing limitation does not apply to:
•
repurchases, redemptions or other acquisitions of shares of junior equity securities of our company in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, (2) a dividend reinvestment or stockholder share purchase plan or (3) preserving our status as a REIT;

•
an exchange, redemption, reclassification or conversion of any class or series of our company’s junior equity securities, or any junior equity securities of a subsidiary of our company, for any class or series of our company’s junior equity securities;

•
the purchase of fractional interests in shares of our company’s equity securities under the conversion or exchange provisions of the junior equity securities or the securities being converted or exchanged;

•
any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, shares or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan, in each case, provided that such security is a junior equity security; or

•
any dividend in the form of shares, warrants, options or other rights where the dividend security or the security issuable upon exercise of such warrants, options or other rights is the same security as that on which the dividend is being paid or ranks equal or junior to that security.

As used in this prospectus supplement, “junior equity security” means any class or series of shares of our company that ranks junior to the Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of our company. Junior equity securities include our common stock.
As used in this prospectus supplement, “parity equity securities” means any other class or series of shares of our company that ranks equally with the Series B Preferred Stock in the payment of dividends, whether cumulative or non-cumulative, and the distribution of assets upon liquidation, dissolution or winding up of our company. Except where the context otherwise indicates, parity equity securities include our Series A Preferred Stock.
Future distributions on our common stock and preferred stock, including the Series B Preferred Stock offered hereby, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, funds from operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, our debt service requirements and any other factors our board of directors deems relevant. In addition, our credit facility with KeyBank National Association and the other lenders party thereto contain provisions that could limit or, in certain cases, prohibit the payment of distributions on our common stock and preferred stock, including the Series B Preferred Stock offered hereby. Accordingly, although we expect to pay quarterly cash distributions on our common stock and scheduled cash dividends on our Series B Preferred Stock being offered hereby, we cannot guarantee that we will maintain these distributions or what the actual distributions will be for any future period.
Subject to the foregoing, dividends (payable in cash, shares or otherwise) may be determined by our board of directors and may be declared and paid on our common stock and any shares ranking, as to dividends, equally with or junior to the Series B Preferred Stock from time to time out of any funds legally available for such payment, and the Series B Preferred Stock shall not be entitled to participate in any such dividend.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, holders of the Series B Preferred Stock are entitled to receive out of assets of our company legally available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and subject to the rights of holders of any shares then outstanding ranking senior to the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of our company, and before any distribution of assets is made to holders of our common stock or of any of our other classes or series of shares ranking junior to the Series B Preferred Stock as to such a distribution, a liquidating distribution in the amount of  $25.00 per share, plus accrued and unpaid dividends (whether or not authorized or declared) to, but excluding, the date of final distribution to such holders. Holders of the Series B Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference. Written notice will be given to each holder of Series B Preferred Stock of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date.
In any such distribution, if the assets of our company are not sufficient to pay the liquidation preferences in full to all holders of the Series B Preferred Stock and all holders of any of our other shares ranking equally as to such distribution with the Series B Preferred Stock, the amounts paid to the holders of Series B Preferred Stock and to the holders of all such other shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any accrued but unpaid dividends (whether or not authorized or declared). If the liquidation preference has been paid in full to all holders of Series B Preferred Stock and any of our other shares ranking equally as to the liquidation preference, the holders of our shares ranking junior as to the liquidation preference shall be entitled to receive all remaining assets of our company according to their respective rights and preferences.
For purposes of this section, the merger or consolidation of our company with or into any other entity, including a merger or consolidation in which the holders of Series B Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of our company, for cash, securities or other property shall not constitute a liquidation, dissolution or winding up of our company. See “— Conversion Right upon a Change of Control” below for information about conversion of the Series B Preferred Stock in the event of a change of control of our company.
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our capital stock or otherwise, is permitted under Maryland law with respect to any share of any class or series of our capital stock, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series B Preferred Stock will not be added to our total liabilities.
Redemption
Redemption at Our Option
The Series B Preferred Stock are perpetual and have no maturity date, and are not subject to any mandatory redemption, sinking fund or other similar provisions. Except with respect to the special redemption option described below, to preserve our status as a REIT or in certain other limited circumstances relating to our maintenance of our ability to qualify as a REIT as described in “— Restrictions on Ownership and Transfer,” we cannot redeem the Series B Preferred Stock prior to January 26, 2023. On or after January 26, 2023, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series B Preferred Stock, in whole or in part, at any time and from time to time, for cash at a redemption price equal to $25.00 per share, plus any accrued and unpaid dividends (whether or not authorized or declared) to, but excluding, the date fixed for redemption. Holders of Series B Preferred Stock will have no right to require the redemption or repurchase of the Series B Preferred Stock. Investors should not expect us to redeem the Series B Preferred Stock on or after the date such shares become redeemable at our option.
If shares of Series B Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series B Preferred Stock to be redeemed, mailed not less than 10 days nor more than 60 days prior to the date fixed for redemption thereof  (provided that, if the Series B Preferred Stock are held in book-entry form through The Depository Trust Company, or DTC, we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price and (iv) the place or places where holders may surrender certificates representing Series B Preferred Stock for payment of the redemption price. No failure to give such notice or any defect therein or in the mailing thereof will affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given.

If notice of redemption of any Series B Preferred Stock has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series B Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such Series B Preferred Stock, such Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.
In the case of any redemption of only part of the Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata.
We may also redeem the Series B Preferred Stock in limited circumstances relating to maintaining our qualification as a REIT, as described below in “— Restrictions on Ownership and Transfer.”
Special Redemption Option upon a Change of Control
Upon the occurrence of a Change of Control (as defined below), we may redeem for cash, in whole or in part, the Series B Preferred Stock within 120 days after the date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends (whether or not authorized or declared) to, but excluding, the date fixed for redemption. If, prior to the Change of Control Conversion Date (as defined below under the caption “— Conversion Rights upon a Change of Control”), we have provided or provide notice of redemption with respect to the Series B Preferred Stock (whether pursuant to our optional redemption right or our special redemption option), the holders of Series B Preferred Stock will not be permitted to exercise the conversion right described below under “— Conversion Rights upon a Change of Control” with respect to the shares subject to such notice.
We will mail to you, if you are a record holder of the Series B Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series B Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:
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the redemption date;

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the special redemption price;

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a statement setting forth the calculation of such special redemption price;

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the number of Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;

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the place or places where the certificates, if any, representing Series B Preferred Stock are to be surrendered for payment of the redemption price;

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procedures for surrendering noncertificated Series B Preferred Stock for payment of the redemption price;

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that dividends on the Series B Preferred Stock to be redeemed will cease to accrue on such redemption date unless we fail to pay the redemption price on such date;

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that payment of the redemption price and any accrued and unpaid dividends (whether or not authorized or declared) will be made upon presentation and surrender of such Series B Preferred Stock;

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that the Series B Preferred Stock are being redeemed pursuant to our special redemption option right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

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that the holders of the Series B Preferred Stock to which the notice relates will not be able to tender such Series B Preferred Stock for conversion in connection with the Change of Control and each Series B Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

A “Change of Control” means, after the initial issuance of the Series B Preferred Stock, the following have occurred and are continuing:
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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of securities of our company entitling that person to exercise more than 50% of the total voting power of all shares of stock of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or the NASDAQ Stock Market, or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Conversion Right upon a Change of Control
Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem, in whole or in part, the Series B Preferred Stock as described above under “— Redemption”) to convert some or all of the Series B Preferred Stock held by such holder, or the Change of Control Conversion Right, on the Change of Control Conversion Date (as defined below) into a number of our common stock per Series B Preferred Stock to be converted equal to the lesser of:
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the quotient obtained by dividing (i) the sum of   (x) the liquidation preference amount of  $25.00 per Series B Preferred Stock, plus (y) any accrued and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment for which dividends have been declared and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum and such declared dividend will instead be paid, on such dividend payment date, to the holder of record of the Series B Preferred Stock to be converted as of 5:00 p.m. New York City time, on such record date) by (ii) the Stock Price (as defined below); and

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2.74876, the Share Cap, subject to certain adjustments,

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.
The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a Stock Split) with respect to our common stock as follows: the adjusted Share Cap as the result of a Stock Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Stock Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Stock Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Stock Split.
In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof), or the Alternative Form Consideration, a holder of Series B Preferred Stock will receive upon conversion of such Series B Preferred Stock the kind and amount of Alternative Form Consideration that such holder would have owned or to which that holder would have been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control, or the Alternative Conversion Consideration, and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the Conversion Consideration.
If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of our common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.
Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series B Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:
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the events constituting the Change of Control;

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the date of the Change of Control;

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the last date and time by which the holders of Series B Preferred Stock may exercise their Change of Control Conversion Right;

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the method and period for calculating the Stock Price;

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the Change of Control Conversion Date;

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that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series B Preferred Stock, holders will not be able to convert Series B Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

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if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series B Preferred Stock;

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the name and address of the paying agent and the conversion agent; and

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the procedures that the holders of Series B Preferred Stock must follow to exercise the Change of Control Conversion Right.

A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the conversion of any Series B Preferred Stock except as to the holder to whom the notice was defective or not given.
We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series B Preferred Stock.
To exercise the Change of Control Conversion Right, the holders of Series B Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) or book entries representing Series B Preferred Stock to be converted, duly endorsed for transfer (if certificates are delivered), together with a completed written conversion notice to our transfer agent. The conversion notice must state:
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the relevant Change of Control Conversion Date;

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the number of Series B Preferred Stock to be converted; and

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that the shares of Series B Preferred Stock are to be converted pursuant to the change of control conversion right held by holders of Series B Preferred Stock.

We will not issue fractional common stock upon the conversion of the Series B Preferred Stock. Instead, we will pay the cash value of any fractional share otherwise due, computed on the basis of the applicable Stock Price.
The “Change of Control Conversion Date” is the date on which the Series B Preferred Stock are to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series B Preferred Stock.
The “Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock are then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common stock are not then listed for trading on a U.S. securities exchange.
Limited Voting Rights
Holders of the Series B Preferred Stock generally have no voting rights. However, if we are in arrears on dividends, whether or not authorized or declared, on the Series B Preferred Stock for six or more quarterly periods, whether or not consecutive, holders of Series B Preferred Stock (voting together as a single class with the holders of all other classes or series of parity preferred stock (which excludes holders of Series A Preferred Stock, who are entitled to a separate class vote to elect separate Series A Preferred directors as described under “Description of Other Outstanding Preferred Stock”) upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors at a special meeting called upon the request of the holders of at least 10% of such outstanding shares of Series B Preferred Stock or the holders of at least 10% of outstanding shares of any such other class or series of our parity preferred stock or at our next annual meeting and each subsequent annual meeting of stockholders, each additional director being referred to as a Preferred Stock Director, until all accrued and unpaid dividends with respect to the Series B Preferred Stock have been paid. Preferred Stock Directors will be elected by a vote of holders of a majority of the outstanding Series B Preferred Stock and any other series of parity equity securities upon which like voting rights have been conferred and are exercisable, voting together as a single class (which excludes holders of Series A Preferred Stock, who are entitled to a separate class vote to elect separate Series A Preferred directors as described under “Description of Other Outstanding Preferred Stock”). Special meetings called in accordance with the provisions described in this paragraph shall be subject to the procedures in our bylaws, except that we, rather than the holders of Series B Preferred Stock or any other class or series of parity preferred stock entitled to vote thereon when they have the voting rights described above (voting together as a single class, but excluding holders of Series A Preferred Stock, who are entitled to a separate class vote to elect separate Series A Preferred directors as described under “Description of Other Outstanding Preferred Stock”), will pay all costs and expenses of calling and holding the meeting. In no event shall the holders of Series B Preferred Stock be entitled pursuant to these voting rights to elect a Preferred Stock Director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of our shares are listed.
Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of a majority of the outstanding shares of Series B Preferred Stock and all other classes or series of parity preferred stock entitled to vote thereon when they have the voting rights described above (voting together as a single class, but excluding holders of Series A Preferred Stock, who are entitled to a separate class vote to elect separate Series A Preferred directors as described under “Description of Other Outstanding Preferred Stock”). So long as a dividend arrearage continues, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding shares of Series B Preferred Stock and all other classes or series of parity preferred stock entitled to vote thereon when they have the voting rights described above (voting together as a single class, but excluding holders of Series A Preferred Stock, who are entitled to a separate class vote to elect separate Series A Preferred directors as described under “Description of Other Outstanding Preferred Stock”).
So long as any Series B Preferred Stock remain outstanding, we will not, without the affirmative vote or written consent of the holders of at least two-thirds of the then outstanding shares of Series B Preferred Stock and each other class or series of parity preferred stock with like voting rights (voting together as a single class, but excluding holders of Series A Preferred Stock, who are entitled to a separate class vote as described under “Description of Other Outstanding Preferred Stock”), authorize, create, or increase the number of authorized or issued shares of, any class or series of equity securities ranking senior to the Series B Preferred Stock with respect to rights of dividend payments and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of our company, or reclassify any of our authorized equity securities into such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such equity securities. However, we may create additional classes of parity equity securities and junior equity securities, increase the authorized number of shares of parity equity securities (including the Series B Preferred Stock) and junior equity securities and issue additional series of parity equity securities and junior equity securities without the consent of any holder of Series B Preferred Stock. However, holders of Series A Preferred Stock are entitled to separate voting rights in connection with the creation and issuance of equity securities that constitute parity securities with the Series A Preferred Stock.
In addition, the affirmative vote or written consent of the holders of at least two-thirds of the outstanding Series B Preferred Stock and each other class or series of parity preferred stock with like voting rights (voting together as a single class, but excluding holders of Series A Preferred Stock, who may be entitled to a separate class vote to the extent any of these matters materially and adversely alter or change the rights, preferences, privileges or restrictions of the Series A Preferred Stock as described under “Description of Other Outstanding Preferred Stock”) is required for us to amend, alter or repeal any provision of our charter whether by merger, consolidation or otherwise, so as to materially and adversely affect the terms of the Series B Preferred Stock, unless in connection with any such amendment, alteration or repeal, the Series B Preferred Stock remains outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for shares of preferred stock of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to those of the Series B Preferred Stock. If such amendment to our charter does not equally affect the terms of the Series B Preferred Stock and the terms of one or more other classes or series of parity preferred stock with like voting rights, the affirmative vote or written consent of the holders of at least two-thirds of the shares outstanding at the time of Series B Preferred Stock and of each other class or series so affected, voting together as a single class, but excluding holders of Series A Preferred Stock, who will be entitled to a separate class vote to the extent any of these matters materially and adversely alter or change the rights, preferences, privileges or restrictions of the Series A Preferred Stock as described under “Description of Other Outstanding Preferred Stock,” is required. Holders of the Series B Preferred Stock also will have the exclusive right to vote on any amendment to our charter on which holders of the Series B Preferred Stock are otherwise entitled to vote and that would alter only the rights, as expressly set forth in our charter, of the Series B Preferred Stock (except to the extent such amendment may also be deemed to materially and adversely alter or change the rights, preferences, privileges or restrictions of the Series A Preferred Stock, in which case the holders of our Series A Preferred Stock will have a separate class voting right).
In any matter in which holders of Series B Preferred Stock may vote (as expressly provided in the Articles Supplementary setting forth the terms of the Series B Preferred Stock), each share of Series B Preferred Stock shall be entitled to one vote per share, except that when any other class or series of preferred stock shall have the right to vote with the Series B Preferred Stock as a single class, then the Series B Preferred Stock and such other class or series shall have one vote per $25.00 of stated liquidation preference.
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series B Preferred Stock are outstanding, we will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series B Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q, respectively, that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series B Preferred Stock. We will mail (or otherwise provide) the information to the holders of the Series B Preferred Stock within 15 days after the respective dates by which a report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.
Power to Reclassify and Issue Stock
Our board of directors may classify any unissued shares of preferred stock, and reclassify any unissued shares of our common stock or any previously classified but unissued shares of preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights or distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series, our board of directors is required by the Maryland General Corporation Law and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. These actions can be taken without stockholder approval (subject in certain instances to the approval of the holders of our Series A Preferred Stock), unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our stock may be then listed or quoted.
Power to Increase Authorized Stock and Issue Additional Shares of our Preferred Stock
Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval, but subject in certain instances to the approval of the holders of our Series A Preferred Stock. We believe that the power of our board of directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our preferred stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional shares of stock, will be available for future issuance without further action by our stockholders (subject in certain instances to the approval of the holders of our Series A Preferred Stock), unless such action is required by applicable law, the terms of any other class or series of stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Our board of directors could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our stockholders or otherwise be in their best interests.
Restrictions on Ownership and Transfer
In order to qualify as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).
Because our board of directors believes it is at present essential for us to qualify as a REIT, among other purposes, our charter, subject to certain exceptions, contains restrictions on the number of our shares of stock that a person may own. Our charter provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, or the ownership limit.
Our charter also prohibits any person from:
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beneficially owning shares of our capital stock to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year);

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transferring shares of our capital stock to the extent that such transfer would result in our shares of capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code);

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beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a TRS) of our real property within the meaning of Section 856 (d)(2)(B) of the Code; or

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beneficially or constructively owning or transferring shares of our capital stock if such beneficial or constructive ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code.

Our board of directors, in its sole discretion, may prospectively or retroactively exempt a person from certain of the limits described in the paragraph above and may establish or increase an excepted holder percentage limit for that person. The person seeking an exemption must provide to our board of directors any representations, covenants and undertakings that our board of directors may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of directors may not grant an exemption to any person if that exemption would result in our failing to qualify as a REIT. Our board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of directors, in its sole discretion, in order to determine or ensure our status as a REIT.
Notwithstanding the receipt of any ruling or opinion, our board of directors may impose such guidelines or restrictions as it deems appropriate in connection with granting such exemption. In connection with granting a waiver of the ownership limit or creating an exempted holder limit or at any other time, our board of directors from time to time may increase or decrease the ownership limit, subject to certain exceptions.
Any attempted transfer of shares of our capital stock which, if effective, would violate any of the restrictions described above will result in the number of shares of our capital stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void. In either case, the proposed transferee will not acquire any rights in those shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. If, for any reason, the transfer to the trust would not be effective to prevent the violation of the foregoing restrictions, our charter provides that the purported transfer in violation of the restrictions will be void. Shares of our capital stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds from the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of   (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of  (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds from the sale to the proposed transferee.
If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in a violation will be null and void, and the proposed transferee shall acquire no rights in those shares.
Any certificate representing shares of our capital stock, and any notices delivered in lieu of certificates with respect to the issuance or transfer of uncertificated shares, will bear a legend referring to the restrictions described above.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our capital stock that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
Every owner of more than 5% (or any lower percentage as required by the Code or the regulations promulgated thereunder) in number or value of the outstanding shares of our capital stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of shares of our capital stock that he or she beneficially owns and a description of the manner in which the shares are held. Each of these owners must provide us with additional information that we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with information that we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine our compliance.
These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders.
Listing
Our Series B Preferred Stock is listed on the NYSE under the symbol “JCAP PR B.”
Transfer Agent, Registrar and Depositary
American Stock Transfer & Trust Company, LLC is the transfer agent, registrar, dividend disbursing agent, redemption agent and depositary for the Series B Preferred Stock.

Additional Material U.S. Federal Income Tax Considerations
This summary supplements the discussion contained under the caption “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus, as supplemented by the discussion in our most recent Form 10-K, and should be read in conjunction therewith. This summary is for general information purposes only and is not tax advice. This discussion does not address all aspects of taxation that may be relevant to particular holders of our Series B Preferred Stock in light of their personal investment or tax circumstances.
We urge prospective investors to consult their own tax advisors regarding the specific tax consequences to them of the acquisition, ownership and disposition of our Series B Preferred Stock and of our election to be taxed as a REIT. Specifically, prospective investors should consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences of such acquisition, ownership, disposition and election and regarding potential changes in applicable tax laws.
Redemption of Series B Preferred Stock
A redemption of Series B Preferred Stock solely for cash will be treated, under Section 302 of the Code, as a distribution rather than a disposition unless the redemption satisfies an exception found in Section 302(b) of the Code, which would cause the redemption to be treated instead as a sale of stock (in which case the redemption will be treated in the same manner as a disposition described in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Holders — Taxation of Taxable U.S. Holders on the Disposition of Shares” or “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Holders,” as applicable). Section 302(b) of the Code includes the following three exceptions, which are applicable if the redemption: (1) is “substantially disproportionate” with respect to the stockholder’s interest in our stock; (2) results in a “complete termination” of the stockholder’s interest in all classes of our stock; or (3) is “not essentially equivalent to a dividend” with respect to the stockholder. In determining whether any of these exceptions apply, stock considered owned by the stockholder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because determining whether any of the exceptions under Section 302(b) of the Code will be satisfied with respect to a particular redemption of Series B Preferred Stock depends upon the facts and circumstances, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of Series B Preferred Stock for cash does not qualify for any of the exceptions described above, the redemption proceeds will be treated as a distribution, the consequences of which are described in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Holders — Taxation of Taxable U.S. Holders on Distributions on Shares” or “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Holders,” as applicable. Additionally, a stockholder may lose the benefit of the adjusted tax basis in the Series B Preferred Stock that has been redeemed if the redemption is treated as a distribution. We urge prospective investors to consult their own tax advisors to determine the impact of any lost adjusted tax basis.
The discussion set forth above in the immediately preceding paragraph generally applies to non-U.S. holders with respect to redemptions of Series B Preferred Stock, except that a non-U.S. holder generally will not be subject to federal income tax or withholding tax on gain recognized upon the sale or other taxable disposition of Series B Preferred Stock, provided that: (i) such gain is not treated as effectively connected with the conduct by such non-U.S. holder of a trade or business within the U.S.; (ii) the non-U.S. holder is not an individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (iii) either (A) we are a “domestically controlled” REIT or (B) shares of our Series B Preferred Stock are regularly traded on an established securities market and the selling non-U.S. holder held less than 10% of the shares of our Series B Preferred Stock at all times throughout a prescribed testing period. For additional information, see the discussion under the caption “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Holders” in the accompanying prospectus.

Conversion of Series B Preferred Stock into Common Stock
A U.S. holder generally will not recognize gain or loss upon the conversion of Series B Preferred Stock into our common stock. Except as provided below, a U.S. holder’s basis and holding period in the common stock received upon conversion generally will be the same as those of the converted shares of Series B Preferred Stock (less that portion of adjusted tax basis allocated to any fractional common share exchanged for cash as described below). Any shares of common stock received in a conversion attributable to accumulated and unpaid dividends on the converted shares of Series B Preferred Stock will be treated as a distribution on our stock. Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share of common stock deemed exchanged. This gain or loss would be long-term capital gain or loss if the U.S. holder has held the Series B Preferred Stock for more than one year.
Except as provided below, a non-U.S. holder generally will not recognize gain or loss upon the conversion of Series B Preferred Stock into our common stock, provided the Series B Preferred Stock does not constitute a United States real property interest, or USRPI. Even if the Series B Preferred Stock does constitute a USRPI, provided that our common stock also constitutes a USRPI, a non-U.S. holder generally will not recognize gain or loss upon a conversion of Series B Preferred Stock into our common stock (other than with respect to any cash received in lieu of a fractional share of common stock) provided certain reporting requirements are satisfied. Except as provided below, a non-U.S. holder’s basis and holding period in the common stock received upon conversion will be the same as those of the converted Series B Preferred Stock (but such basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash as described below). Any common stock received in a conversion attributable to accumulated and unpaid dividends on the converted Series B Preferred Stock will be treated as a distribution on our stock. Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock. Non-U.S. holders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common stock received on a conversion of Series B Preferred Stock for cash or other property.
Possible Application of  “Fast-Pay Stock” Rules
Under Treasury Regulations promulgated under Section 7701(l) of the Code (the “Fast-Pay Stock Regulations”), if stock of a corporation is structured such that dividends paid with respect to the stock are economically (in whole or in part) a return of such stockholder’s investment (rather than a return on such stockholder’s investment), such stock could be characterized as “fast-pay stock”. Under such regulations, unless clearly demonstrated otherwise, stock is presumed “fast-pay stock” if issued for an amount that exceeds (by more than a de minimis amount) the amount at which the stockholder can be compelled to dispose of the stock.
Although not free from doubt, even if shares of Series B Preferred Stock are issued for a price that exceeds their redemption price by more than the de minimis amount, we do not believe such shares would be, and we do not intend to treat such shares as, “fast-pay stock” under the Fast-Pay Stock Regulations. However, there is little authority interpreting the “fast-pay stock” rules and, accordingly, we cannot provide assurances that the IRS or a court will agree with our view. The discussion in this section assumes the Fast-Pay Stock Regulations do not apply. However, application of such regulations to an issuance of Series B Preferred Stock could result in adverse tax consequences to the holders of Series B Preferred Stock and other classes of our issued and outstanding shares. Prospective purchasers should consult their own tax advisors as to the potential applicability of the Fast-Pay Stock Regulations to Series B Preferred Stock and the consequences under their particular circumstances.

Use of Proceeds
We intend to contribute the net proceeds from this offering to our Operating Company in exchange for a number of OC Units equal to the number of shares of Series B Preferred Stock sold in this offering. Our Operating Company intends to use the net proceeds from this offering to fund our investments and for general corporate purposes. Pending these applications, our Operating Company may invest the net proceeds from this offering in interest-bearing accounts and short-term, interest-bearing securities in a manner that is consistent with our intention to qualify for taxation as a REIT.

Plan of Distribution
We have entered into a distribution agreement, dated as of March 29, 2018, with the sales agent, pursuant to which we may issue and sell up to $45 million aggregate gross sales price of Series B Preferred Stock from time to time through the sales agent. The sales, if any, of shares of Series B Preferred Stock, under the distribution agreement may be made in transactions that are deemed to be “at the market offerings,” as defined in Rule 415 of the Securities Act, including, without limitation, sales made by means of ordinary brokers’ transactions on the NYSE, to or through a market maker at market prices prevailing at time of sale, at prices relating to prevailing market prices or at negotiated prices based on prevailing market prices or through block trades.
From time to time during the term of the distribution agreement, we may deliver an issuance notice to the sales agent with the maximum amount of Series B Preferred Stock to be sold and the minimum price below which sales may not be made. Upon receipt of an issuance notice from us, and subject to the terms and conditions of the distribution agreement, the sales agent agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such shares of Series B Preferred Stock on such terms. We or the sales agent may suspend the offering of Series B Preferred Stock at any time upon proper notice to the other, upon which the selling period will immediately terminate. Settlement for sales of Series B Preferred Stock will occur on the third trading day following the date on which any sales are made, unless we agree otherwise in writing with the sales agent. The obligation of the sales agent under the distribution agreement to sell shares of Series B Preferred Stock pursuant to an issuance notice is subject to certain conditions, which the sales agent reserves the right to waive in its sole discretion.
We may also sell some or all of the shares of Series B Preferred Stock to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares of Series B Preferred Stock to the sales agent as principal, we will enter into a separate terms agreement setting forth the terms of such transaction and we will describe the agreement in a separate prospectus supplement or pricing supplement.
We will pay the sales agent commissions for its services in acting as agent and/or principal in the sale of shares of Series B Preferred Stock. The sales agent will be entitled to compensation of up to 2% of the gross sales price of all shares of Series B Preferred Stock sold through it from time to time under the distribution agreement. The sales agent may also receive customary brokerage commissions from purchasers of the Series B Preferred Stock in compliance with FINRA Rule 2121. The sales agent may effect sales to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the sales agent and/or purchasers of shares of the Series B Preferred Stock for whom they may act as agents or to whom they may sell as principal. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. To the extent that we have not sold at least $12.5 million of shares of Series B Preferred Stock by the first anniversary of the distribution agreement, we have agreed to reimburse the sales agent for reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel incurred by such sales agent, up to a maximum aggregate amount of  $75,000.
Sales of Series B Preferred Stock as contemplated by this prospectus supplement will be settled through the facilities of DTC or by such other means as we and the sales agent may agree.
We will report at least quarterly the aggregate number of shares of Series B Preferred Stock sold through the sales agent, the net proceeds to us from such sales and the compensation paid by us to the sales agent in connection with such sales.
In connection with the sale of Series B Preferred Stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agent against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the sales agent may be required to make because of those liabilities.
The expenses of this offering are estimated at approximately $100,000 and are payable by us.

The offering of Series B Preferred Stock pursuant to the distribution agreement will terminate upon the earlier of  (1) the sale of the maximum aggregate amount of Series B Preferred Stock subject to the distribution agreement and (2) the termination of the distribution agreement by us or the sales agent at any time in each of our sole discretion.
The sales agent and its affiliates have engaged in, and may in the future engage in, underwriting, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the sales agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Legal Matters
The validity of the shares of Series B Preferred Stock offered by this prospectus supplement and the accompanying prospectus and certain federal income tax matters will be passed upon for us by Morrison & Foerster LLP. Greenburg Traurig LLP will act as counsel to the sales agent.
Experts
The audited consolidated financial statements and schedule incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The audited financial statements of LR-Bayshore 1, LLC and the audited consolidated financial statements of Franklin Parent, LLC incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Frazee Ivy Davis PLC, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.
Incorporation by Reference
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. The incorporated documents contain significant information about us, our business and our finances. Any statement contained in a document that is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 2, 2018;

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our Current Reports on Form 8-K filed with the SEC on January 25, 2018 and March 7, 2018;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 21, 2018;

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the description of our Series B Preferred Stock contained in our registration statement on Form 8-A, filed with the SEC on January 25, 2018;

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the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on March 23, 2015; and

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all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the underlying securities.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC by us, such information or exhibit is specifically not incorporated by reference in this prospectus supplement and the accompanying prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement and the accompanying prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written request for a copy of any such documents should be addressed to:
Jernigan Capital, Inc.
6410 Poplar Avenue, Suite 650
Memphis, Tennessee 38119
(901) 567-9510
Website: http://www.jernigancapital.com

PROSPECTUS
$500,000,000
Jernigan Capital, Inc.
Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Guarantees of Debt Securities
Jernigan Capital Operating Company, LLC
Debt Securities

We may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:
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Shares of our common stock, $0.01 par value per share, or our common stock;

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Shares of our preferred stock, $0.01 par value per share, or our preferred stock;

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Depository shares representing our preferred stock, or depository shares;

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Warrants to purchase our common stock, preferred stock or depository shares;

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Rights to purchase our common stock; and

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Guarantees of the debt securities of Jernigan Capital Operating Company, LLC.

Jernigan Capital Operating Company, LLC may offer, from time to time, debt securities in one or more series.
We refer to our common stock, preferred stock, depository shares, warrants, rights, guarantees and debt securities registered hereunder collectively as the “securities.” We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.
This prospectus describes some of the general terms that may apply to these securities and the manner in which they may be offered. We will deliver this prospectus together with an accompanying prospectus supplement setting forth the specific terms of the securities we are offering and the manner in which they will be offered. The accompanying prospectus supplement also will contain information, where applicable, about certain U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. In addition, the specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities offered by this prospectus, in each case as may be appropriate to preserve our status as a real estate investment trust for federal income tax purposes.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The securities may also be resold by selling security holders. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” in this prospectus. No securities may be sold without delivery of an accompanying prospectus supplement describing the method and terms of the offering of those securities.
Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “JCAP.”
Investing in our securities involves substantial risks. See “Risk Factors” beginning on page 8 of this prospectus, as well as the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the Securities and Exchange Commission.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus is dated June 24, 2016.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that we may offer. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement of which this prospectus is a part. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the securities being offered and the terms of the offering. Any accompanying prospectus supplement or free writing prospectus may also add to, update or supersede other information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus together with the information incorporated or deemed to be incorporated by reference herein as described under the heading “Where To Find Additional Information” in this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
The information contained in this prospectus, any prospectus supplement to this prospectus, any free writing prospectus or the documents incorporated by reference herein or therein are accurate only as of the date of such document. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those dates.
In this prospectus, unless the context requires otherwise, references in this prospectus to “we,” “our,” “us” and “our company” refer to Jernigan Capital, Inc., a Maryland corporation; “Operating Company” refers to Jernigan Capital Operating Company, LLC, a Delaware limited liability company of which we are the managing member; and “our Manager” refers to JCap Advisors, LLC, a Florida limited liability company and our external manager.

FORWARD-LOOKING STATEMENTS
Some of the statements contained in this prospectus and the documents incorporated by reference into this prospectus constitute forward-looking statements within the meaning of the federal securities laws, and we intend such statements to be covered by the safe harbor provisions contained therein. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include, without limitation, statements about our estimates, expectations, predictions and forecasts of our future business plans and financial and operating performance and/or results, as well as statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to numerous known and unknown risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and/or could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.
Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect or false. You are cautioned not to place undue reliance on forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to:
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our ability to successfully source, structure, negotiate and close investments in self-storage facilities;

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changes in our business strategy and the market’s acceptance of our investment terms;

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our ability to fund our outstanding and future investment commitments;

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availability, terms and our rate of deployment of equity and debt capital including executing our pending and expected potential sources of liquidity;

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changes in the self-storage industry, interest rates or the general economy;

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the degree and nature of our competition;

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volatility in the value of our assets carried at fair market value; and

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general volatility of the capital markets and the market price of our common stock.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. You should carefully review the risks and information contained, or incorporated by reference, in this prospectus or in any accompanying prospectus supplement, including, without limitation, the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10- Q and other reports and information that we file with the SEC. New factors that are not currently known to us or of which we are currently unaware may also emerge from time to time that could materially and adversely affect us.

OUR COMPANY
We are a commercial real estate company incorporated in Maryland that provides capital to private developers, owners and operators of self-storage facilities. Our principal business objective is to deliver attractive long-term risk adjusted returns to our stockholders by investing primarily in newly-constructed self-storage facilities, which we refer to as development property investments. We expect to generate attractive long-term returns on development property investments through interest payments (typically at a fixed rate) on our invested capital together with a 49.9% interest in the positive cash flows from operations, sales and/or refinancings of the self-storage facility, which we refer to herein as “Profits Interests.” In addition, in connection with many of our development property investments, we obtain a right of first refusal to acquire the subject property. In the future, we expect to acquire self-storage properties by exercising our rights of first refusal.
During our initial year of operations, we also made four construction loans for self-storage projects that are subject to definitive purchase contracts between the developers and third party buyers upon completion of the projects, and we made seven loans secured by operating properties, or operating property loans, two of which have subsequently been repaid. We do not expect construction loans similar to those referenced above or operating property loans to be a significant component of our business going forward.
We account for our development property investments and operating property loans at fair value. Under fair value accounting, each of our development property investments and operating property loans is re-valued each quarter, and any unrealized appreciation and depreciation from those financial instruments is reflected in the carrying values of those investments in our Consolidated Balance Sheet and in our Consolidated Statement of Operations. We believe reflecting our investments at fair value provides our stockholders with a clearer view of our true economic performance and the intrinsic value inherent in our Profits Interests as newly-developed self-storage facilities we finance are occupied, leased-up and become stabilized.
The Company is externally managed and advised by JCap Advisors, LLC (the “Manager”). The Manager is led by our founder and chief executive officer, Dean Jernigan, and our president and chief operating officer, John A. Good. Mr. Jernigan is a 30-year veteran of the self-storage industry, including a combined 16 years as the chief executive officer of Storage USA and CubeSmart, both New York Stock Exchange listed self-storage real estate investment trusts (“REITs”). During his time at these two companies, Mr. Jernigan oversaw the investment of over $3 billion of capital in the self-storage industry. Mr. Good has over 28 years working with senior management teams and boards of directors of public companies in the REIT and financial services industries on corporate finance, corporate governance, merger and acquisition, tax, executive compensation, joint venture, and strategic planning projects as a nationally recognized corporate and securities lawyer. Prior to joining the Company, he served as lead counsel on over 200 securities offerings, including our IPO, raising in excess of  $25 billion over the past 25 years, with more than 125 of those deals being in the REIT industry. We believe the industry experience and depth of relationships of our senior management team and other investment professionals provide us with a significant competitive advantage in sourcing, evaluating, underwriting and servicing self-storage investments.
We were formed on October 1, 2014 under the laws of the State of Maryland and intend to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, for our taxable year ended December 31, 2015 and are headquartered in Memphis, Tennessee. Our principal executive office is located at 6410 Poplar Avenue, Suite 650, Memphis, Tennessee 38119. The telephone number for our principal executive office is (901) 567-9510. We maintain a website located at www.jernigancapital.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus. For information regarding how to contact us, see “Where To Find Additional Information.”

OUR MANAGER AND MANAGEMENT AGREEMENT
The Company is externally managed and advised by JCap Advisors, LLC, our Manager. On April 1, 2015, we entered into a management agreement with our Manager, which was amended and restated on May 23, 2016 (as amended and restated, the “Management Agreement”). Pursuant to the terms of the Management Agreement, our Manager is responsible for (a) our day-to-day operations, (b) determining investment criteria and strategy in conjunction with the our board of directors, (c) sourcing, analyzing, originating, underwriting, structuring, and acquiring our portfolio investments, and (d) performing portfolio management duties. The Manager has an Investment Committee that approves investments in accordance with our investment guidelines, investment strategy, and financing strategy.
The initial term of the Management Agreement is five years, with up to a maximum of three, one-year extensions that end on the applicable anniversary of the date we completed our IPO, April 1, 2015. Our independent directors will review our Manager’s performance annually. Following the initial term, the Management Agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors based upon: (a) the Manager’s unsatisfactory performance that is materially detrimental to us; or (b) our determination that the management fees payable to the Manager are not fair, subject to the Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of the independent directors. We will provide our Manager with 180 days’ prior notice of such a termination. Upon such a termination, we will pay the Manager a termination fee except as provided below.
No later than 180 days prior to the end of the initial term of the Management Agreement, our Manager will offer to contribute to our Operating Company at the end of the initial term all of the assets or equity interests in the Manager (an “Internalization Transaction”) at the internalization price and on such terms and conditions included in a written offer provided by the Manager. Under the Management Agreement, the offer price will be based on the lesser of a (i) multiple of earnings before interest, taxes, depreciation and amortization (adjusted for unusual, extraordinary and non-recurring charges and expenses, and excluding reimbursements of expenses paid by us), or EBITDA (the “EBITDA Multiple”), and (ii) our equity market capitalization times a specific percentage (the “Capitalization Percentage”). The EBITDA Multiple and Capitalization Percentage will be 5.0 and 5.0%, respectively, if our total return is less than 8.0%, 5.5 and 5.5%, respectively, if our total return is at least 8.0% and not more than 12.0%, and 6.0 and 6.0%, respectively, if total return is greater than 12.0%. Total return is calculated by adding (i) the difference (if any, but not a negative number) between the volume weighted average of the closing price per share of our common stock on the NYSE (or other applicable trading market) for the last 10 consecutive trading days of the computation period and our initial public offering price per share, plus (ii) dividends per share in respect of our common stock since our initial public offering, dividing the result by the number of full months elapsed since our public offering, and multiplying the result by 12 and dividing the result by the initial public offering price per share.
Upon receipt of the Manager’s initial internalization offer, a special committee consisting solely of our independent directors may accept the Manager’s proposal or submit a counter offer to the Manager. If the Manager and the special committee are unable to agree, the Manager and the special committee will repeat this process annually during the term of any extension of the Management Agreement. Acquisition of the Manager pursuant to this process requires a fairness opinion from a nationally recognized investment banking firm and stockholder approval, in addition to approval by the special committee.
If an Internalization Transaction has not occurred prior to March 31, 2023, the last day of the last renewal term, then the Manager and the Company shall consummate an Internalization Transaction to be effective as of that date and all assets of the Manager (or, alternatively, all of the equity interests in the Manager) shall be conveyed to and acquired by the Operating Company in exchange for the internalization price. Unlike an Internalization Transaction that occurs prior to the end of the final renewal term of the Management Agreement, an Internalization Transaction that occurs at the end of the final renewal term shall not require a fairness opinion, the approval of a special committee of the Company’s Board of Directors or stockholder approval. The internalization price payable in the event of an Internalization Transaction at the end of the last renewal term shall be equal to the termination fee and our Board of Directors has no discretion to change such internalization price or the conditions applicable to its payment.
The Internalization Price paid to the Manager in any Internalization Transaction will be payable by the Operating Company in the number of OC Units equal to the agreed upon Internalization Price, divided by the volume-weighted average of the closing market price of the Common Stock for the ten consecutive trading days immediately preceding the date with respect to which value must be determined; provided, however, that if the Company’s Common Stock is not traded on a national securities exchange at the time of closing of any such Internalization Transaction, then the number of OC Units shall be determined by agreement between the Board of Directors and the Manager or, in the absence of such agreement, the Internalization Price shall be paid in cash.
If we do not acquire the assets or equity interests of the Manager in an Internalization Transaction as described above and the Management Agreement terminates other than for Cause (as defined below), voluntary non-renewal by the Manager or the Company being required to register as an investment company under the Investment Company Act of 1940, then we shall pay to the Manager, on the date on which such termination is effective, a termination fee equal to the greater of  (i) three times the sum of the average annual Base Management Fee and Incentive Fee earned by the Manager during the 24-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination, or (ii) the formulaic offer price as described above. Any Termination Fee will be payable by our Operating Company in cash.
We also may terminate the Management Agreement at any time, including during the initial term, without the payment of any termination fee, with 30 days’ prior written notice from the board of directors, for cause. “Cause” is defined as: (i) the Manager’s continued breach of any material provision of the Management Agreement following a prescribed period; (ii) the occurrence of certain events with respect to the bankruptcy or insolvency of the Manager; (iii) a change of control of the Manager that a majority of our independent directors determines is materially detrimental to the Company; (iv) the Manager committing fraud against us, misappropriating or embezzling our funds, or acting grossly negligent in the performance of its duties under the Management Agreement; (v) the dissolution of the Manager; (vi) the Manager fails to provide adequate or appropriate personnel that are reasonably necessary for the Manager to identify investment opportunities for us and to manage and develop our investment portfolio if such default continues uncured for a period of 60 days after written notice thereof, which notice must contain a request that the same be remedied; (vii) the Manager is convicted (including a plea of nolo contendere) of a felony; or (viii) the departure of Messrs. Jernigan and Good from the senior management of the Manager, or the Company, during the term of the Management Agreement other than by reason of death or disability.
The Manager may terminate the Management Agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay the Manager a termination fee. The Manager may also decline to renew the Management Agreement by providing us with 180 days’ written notice, in which case we would not be required to pay a termination fee.
The Management Agreement provides for the Manager to earn a base management fee and an incentive fee. In addition, we will reimburse certain expenses of the Manager, excluding the salaries and cash bonuses of the Manager’s chief executive officer and chief financial officer, half of the salary of the president and chief operating officer, and certain other costs as determined by the Manager in accordance with the Management Agreement. Certain prepaid expenses and fixed assets are also purchased through the Manager and reimbursed by us. In the event that we terminate the Management Agreement per the terms of the agreement, other than for cause or the Company being required to register as an investment company, there will be a termination fee due to the Manager.

Management Fees
We rely on the properties, resources and personnel of the Manager to conduct operations. We have agreed to pay our Manager a base management fee in an amount equal to 0.375% of our stockholders’ equity (a 1.5% annual rate) calculated and payable quarterly in arrears in cash. For purposes of calculating the base management fee, our stockholder’s equity means: (a) the sum of  (i) the net proceeds from all issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus (ii) our retained earnings at the end of the most recently completed fiscal quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods); less (b) any amount that we pay to repurchase our common stock since inception. It also excludes (x) any unrealized gains and losses and other non-cash items that have impacted stockholders’ equity as reported in our financial statements prepared in accordance with accounting principles generally accepted in the United States, or GAAP, and (y) one-time events pursuant to changes in GAAP (such as a cumulative change to our operating results as a result of a codification change pursuant to GAAP), and certain non-cash items not otherwise described above (such as depreciation and amortization), in each case after discussions between our Manager and our independent directors and approval by a majority of our independent directors. As a result, our stockholders’ equity, for purposes of calculating the base management fee, could be greater or less than the amount of stockholders’ equity shown on our financial statements. The base management fee is payable independent of the performance of our portfolio. The Manager computes the base management fee within 30 days after the end of the fiscal quarter with respect to which such installment is payable and promptly delivers such calculation to our Board of Directors. The amount of the installment shown in the calculation is due and payable no later than the date which is five business days after the date of delivery of such computation to the Board of Directors. The calculation generally will be reviewed by the Board of Directors at their regularly scheduled quarterly board meeting.
Incentive Fee
The Manager is entitled to an incentive fee with respect to each fiscal quarter (or part thereof that the Management Agreement is in effect) in arrears in cash. The incentive fee will be an amount, not less than zero, determined pursuant to the following formula:
IF = .20 times (A minus (B times .08)) minus C
In the foregoing formula:
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A equals our Core Earnings (as defined below) for the previous 12-month period;

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B equals (i) the weighted average of the issue price per share of our common stock of all of its public offerings of common stock, multiplied by (ii) the weighted average number of all shares of common stock outstanding (including (i) any restricted stock units and any restricted shares of common stock in the previous 12-month period and (ii) shares of common stock issuable upon conversion of outstanding OC Units); and

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C equals the sum of any incentive fees earned by the Manager with respect to the first three fiscal quarters of such previous 12-month period.

Notwithstanding application of the incentive fee formula, no incentive fee shall be paid with respect to any fiscal quarter unless cumulative annual stockholder total return for the four most recently completed fiscal quarters is greater than 8%. Any computed incentive fee earned but not paid because of the foregoing hurdle will accrue until such 8% cumulative annual stockholder total return is achieved. The total return is calculated by adding stock price appreciation (based on the volume-weighted average of the closing price of our common stock on the NYSE (or other applicable trading market) for the last ten consecutive trading days of the applicable computation period minus the volume-weighted average of the closing market price of our common stock for the last ten consecutive trading days of the period immediately preceding the applicable computation period) plus dividends per share paid during such computation period, divided by the volume-weighted average of the closing market price of our common stock for the last ten consecutive trading days of the period immediately preceding the applicable computation period. For purposes of computing the Incentive Fee, “Core Earnings” is defined as net income (loss) determined under GAAP, plus non-cash equity compensation expense, the incentive fee, depreciation and amortization (to the extent that we foreclose on any facilities underlying our target investments), any unrealized losses or other non-cash expense items reflected in GAAP net income (loss), less any unrealized gains reflected in GAAP net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of the independent directors.
Our Manager computes each quarterly installment of the incentive fee within 45 days after the end of the fiscal quarter with respect to which such installment is payable and promptly delivers such calculation to our board of directors. The amount of the installment shown in the calculation is due and payable no later than the date which is five business days after the date of delivery of such computation to our board of directors. The calculation generally will be reviewed by the board of directors at their regularly scheduled quarterly board meeting.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus involves substantial risks. You should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Although we have tried to discuss key factors, please be aware that these are not the only risks we face and there may be additional risks that we do not presently know of or that we currently consider not likely to have a significant impact. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance. Please also refer to the section entitled “Forward-Looking Statements” in this prospectus.
USE OF PROCEEDS
Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of securities by us to provide additional funds for general corporate purposes, which may include the payment of dividends to our stockholders, or to fund our investment portfolio. Any allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the accompanying supplement to this prospectus.
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
The following table sets forth the ratio of earnings to fixed charges and to combined fixed charges and preferred dividends for the Company, and the ratio of earnings to fixed charges for the Operating Company, as applicable, for the three months ended March 31, 2016, and the year ended December 31, 2015. For the purpose of computing the ratio of earnings to combined fixed charges and preferred dividends, and the amount of coverage deficiency, earnings have been calculated by adding fixed charges, excluding amounts capitalized, to net income and capitalized interest. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, whether expensed or capitalized, and estimated interest within rental expense. This information below is given on an unaudited historical basis.
	Three Months Ended March 31, 2016	Year Ended December 31, 2015
Jernigan Capital, Inc.
Ratio of Earnings to Fixed Charges	49.78	(49.74)
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends(1)	49.78	(49.74)
Jernigan Capital Operating Company, LLC
Ratio of Earnings to Fixed Charges	49.78	(49.74)
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends(1)	49.78	(49.74)

(1)
The Company had no preferred stock outstanding for the periods presented.

DESCRIPTION OF CAPITAL STOCK
The following summary of the material terms of our capital stock does not purport to be complete. For a complete description, we refer you to the Maryland General Corporation Law, or the MGCL, and to our charter and bylaws. For a more complete understanding of our capital stock, we encourage you to read carefully this entire prospectus, as well as our charter and bylaws, each of which is incorporated herein by reference. See “Where To Find Additional Information” for information on how to obtain documents from us, including our charter and bylaws.
General
We are authorized to issue up to 500,000,000 shares of our common stock, $0.01 par value per share and 100,000,000 shares of preferred stock, $0.01 par value per shares, or our preferred stock. Our charter authorizes our board of directors, with stockholder approval, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval. As of June 14, 2016, we had 5,975,684 shares of our common stock outstanding and no shares of our preferred stock outstanding. Under Maryland law, stockholders generally are not liable for a corporation’s debts or obligations solely as a result of their status as stockholders.
Common Stock
Subject to the preferential rights, if any, of holders of any other class or series of stock and to the provisions of our charter regarding restrictions on ownership and transfer of our stock, holders of our common stock:
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have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by our board of directors and declared by us; and

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are entitled to share ratably in the assets of our company legally available for distribution to the holders of our common stock in the event of our liquidation, dissolution or winding up of our affairs.

There are generally no redemption, sinking fund, conversion, preemptive or appraisal rights with respect to our common stock.
Subject to the provisions of our charter regarding restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as may be provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our directors, and directors will be elected by a plurality of the votes cast in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.
Preferred Stock
Subject to the limitations prescribed by Maryland law and our charter and bylaws, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors or duly authorized committee thereof.

The prospectus supplement relating to the series of preferred stock offered thereby will describe the specific terms of such securities, including:
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the title and stated value of such preferred stock;

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the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such shares;

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the dividend rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

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whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

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the procedures for any auction and remarketing, if any, for such preferred stock;

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the provisions for a sinking fund, if any, for such preferred stock;

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the provisions for redemption, if applicable, of such preferred stock;

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any listing of such preferred stock on any securities exchange;

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the terms and conditions, if applicable, upon which shares of such preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation thereof) and conversion period;

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a discussion of U.S. federal income tax considerations applicable to such preferred stock;

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any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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in addition to those limitations described herein, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

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any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Power to Reclassify and Issue Stock
Our board of directors may classify any unissued shares of preferred stock, and reclassify any unissued shares of common stock or any previously classified but unissued shares of preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights or distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our stock may be then listed or quoted.
Power to Increase Authorized Stock and Issue Additional Shares of our Common Stock and Preferred Stock
Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval. We believe that the power of our board of directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional shares of stock, will be available for future issuance without further action by our stockholders, unless such action is required by applicable law, the terms of any other class or series of stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Our board of directors could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our stockholders or otherwise be in their best interests.
Restrictions on Ownership and Transfer
In order to qualify as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).
Because our board of directors believes it is at present essential for us to qualify as a REIT, among other purposes, our charter, subject to certain exceptions, will contain restrictions on the number of our shares of stock that a person may own. Our charter will provide that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, or the ownership limit.
Our charter will also prohibit any person from:
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beneficially owning shares of our capital stock to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year);

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transferring shares of our capital stock to the extent that such transfer would result in our shares of capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code);

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beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a TRS) of our real property within the meaning of Section 856 (d)(2)(B) of the Code; or

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beneficially or constructively owning or transferring shares of our capital stock if such beneficial or constructive ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code.

Our board of directors, in its sole discretion, may prospectively or retroactively exempt a person from certain of the limits described in the paragraph above and may establish or increase an excepted holder percentage limit for that person. The person seeking an exemption must provide to our board of directors any representations, covenants and undertakings that our board of directors may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of directors may not grant an exemption to any person if that exemption would result in our failing to qualify as a REIT. Our board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of directors, in its sole discretion, in order to determine or ensure our status as a REIT.

Notwithstanding the receipt of any ruling or opinion, our board of directors may impose such guidelines or restrictions as it deems appropriate in connection with granting such exemption. In connection with granting a waiver of the ownership limit or creating an exempted holder limit or at any other time, our board of directors from time to time may increase or decrease the ownership limit, subject to certain exceptions.
Any attempted transfer of shares of our capital stock which, if effective, would violate any of the restrictions described above will result in the number of shares of our capital stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void. In either case, the proposed transferee will not acquire any rights in those shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. If, for any reason, the transfer to the trust would not be effective to prevent the violation of the foregoing restrictions, our articles of incorporation provides that the purported transfer in violation of the restrictions will be void. Shares of our capital stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds from the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of  (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of  (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds from the sale to the proposed transferee.

If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in a violation will be null and void, and the proposed transferee shall acquire no rights in those shares.
Any certificate representing shares of our capital stock, and any notices delivered in lieu of certificates with respect to the issuance or transfer of uncertificated shares, will bear a legend referring to the restrictions described above.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our capital stock that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
Every owner of more than 5% (or any lower percentage as required by the Code or the regulations promulgated thereunder) in number or value of the outstanding shares of our capital stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of shares of our capital stock that he or she beneficially owns and a description of the manner in which the shares are held. Each of these owners must provide us with additional information that we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with information that we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine our compliance.
These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS
The following is a summary of certain provisions of Maryland law and of our charter and bylaws. See “Where to Find Additional Information” in this prospectus.
Our Board of Directors
Our charter and bylaws provide that the number of directors of our company may be established, increased or decreased by our board of directors, but may not be less than the minimum number required under the MGCL, which is one, or, unless our bylaws are amended, more than fifteen. We have elected by a provision of our charter to be subject to a provision of Maryland law requiring that, subject to the rights of holders of one or more classes or series of preferred stock, any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the full term of the directorship in which such vacancy occurred and until his or her successor is duly elected and qualifies.
Each member of our board of directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock will have no right to cumulative voting in the election of directors, and directors will be elected by a plurality of the votes cast in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors.
Removal of Directors
Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of holders of shares entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. Except as described below, this provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (i.e., any person (other than the corporation or any subsidiary) who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock, or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock) or an affiliate of an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by it.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder became an interested stockholder. As permitted by the MGCL, our board of directors has adopted a resolution exempting any business combination between us and any other person from the provisions of this statute, provided that the business combination is first approved by our board of directors (including a majority of directors who are not affiliates or associates of such persons). However, our board of directors may repeal or modify this resolution at any time in the future, in which case the applicable provisions of this statute will become applicable to business combinations between us and interested stockholders.
Control Share Acquisitions
The MGCL provides that holders of  “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to those shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to vote generally in the election of directors, excluding votes cast by (1) the person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to, among other things, (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future by our board of directors.

Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors, without stockholder approval, and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, that:
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the corporation’s board of directors will be divided into three classes;

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the affirmative vote of two-thirds of the votes cast in the election of directors generally is required to remove a director;

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the number of directors may be fixed only by vote of the directors;

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a vacancy on its board of directors be filled only by the remaining directors and that directors elected to fill a vacancy will serve for the remainder of the full term of the class of directors in which the vacancy occurred; and

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the request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting is required for stockholders to require the calling of a special meeting of stockholders.

Our charter provides that, at such time as we become eligible to make a Subtitle 8 election, we elect to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors. In addition, without our having elected to be subject to Subtitle 8, our charter and bylaws already (1) require the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors to remove a director from our board of directors, (2) vest in our board of directors the exclusive power to fix the number of directors and (3) require, unless called by our chairman, our president and chief executive officer or our board of directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting. Our board of directors is not currently classified. In the future, our board of directors may elect, without stockholder approval, to classify our board of directors or elect to be subject to any of the other provisions of Subtitle 8.
Amendments to our Charter and Bylaws
Under the MGCL, a Maryland corporation generally cannot amend its charter unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Except for certain amendments related to the removal of directors and the restrictions on ownership and transfer of our stock and the vote required to amend those provisions (which must be declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our board of directors, with the approval of a majority of the entire board, and without any action by our stockholders, may also amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series we are authorized to issue.
Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
Extraordinary Transactions
Under the MGCL, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. As permitted by the MGCL, our charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Many of our operating assets will be held by our subsidiaries, and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.
Appraisal Rights
Our charter provides that our stockholders generally will not be entitled to exercise statutory appraisal rights.
Dissolution
Our dissolution must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.
Meetings of Stockholders
Pursuant to our bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any business will be held on a date and at the time and place set by our board of directors. Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. In addition, our chairman, our president and chief executive officer or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be considered by our stockholders will also be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and mail the notice of the special meeting.
Advance Notice of Director Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by our stockholders at an annual meeting of stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting on the election of the individual so nominated or such other business and who has complied with the advance notice procedures set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee or business proposal, as applicable.
With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected only (1) by or at the direction of our board of directors or (2) provided that the special meeting has been properly called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting on the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee.

Anti-Takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws
Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including:
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supermajority vote and cause requirements for removal of directors;

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requirement that stockholders holding at least a majority of our outstanding common stock must act together to make a written request before our stockholders can require us to call a special meeting of stockholders;

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provisions that vacancies on our board of directors may be filled only by the remaining directors for the full term of the directorship in which the vacancy occurred;

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the power of our board of directors, without stockholder approval, to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock;

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the power of our board of directors to cause us to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without stockholder approval;

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the restrictions on ownership and transfer of our stock; and

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advance notice requirements for director nominations and stockholder proposals.

Likewise, if the resolution opting out of the business combination provisions of the MGCL was repealed, or the business combination is not approved by our board of directors, or the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.
Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.
Our charter and bylaws provide for indemnification of our officers and directors against liabilities to the maximum extent permitted by the MGCL, as amended from time to time.
The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:
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the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of:
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a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of such a proceeding to:
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any present or former director or officer of our company who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity; or

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any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our Predecessor in any of the capacities described above and to any employee or agent of our company or our Predecessor.
We have entered into an indemnification agreement with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.
Restrictions on Ownership and Transfer
Subject to certain exceptions, our charter provides that no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our common stock or more than 9.8% in value of the aggregate outstanding shares of our stock. For a more detailed description of this and other restrictions on ownership and transfer of our stock, see “Description of Capital Stock — Restrictions on Ownership and Transfer.”
REIT Qualification
Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

DESCRIPTION OF DEPOSITARY SHARES
General
We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of our preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of our preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the shares of preferred stock by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and the related depositary receipts, as well as our charter, including articles supplementary relating to the applicable class or series of our preferred stock.
Dividends and Other Distributions
The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the shares of our preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.
In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
No distribution will be made in respect of any depositary share to the extent that it represents any shares of preferred stock converted into other securities.
Withdrawal of Shares
Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares
Whenever we redeem shares of our preferred stock held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our charter.
From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.
Voting of the Shares of Preferred Stock
Upon receipt of notice of any meeting at which the holders of the applicable shares of our preferred stock are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such shares of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each shares of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.
The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if  (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of our preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if  (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related share of our preferred stock shall have been converted into our securities not so represented by depositary shares.
Charges of Preferred Shares Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.
Resignation and Removal of Depositary
The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.
Miscellaneous
The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.
Neither the preferred shares depositary nor we will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.
In the event that the preferred shares depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.
Restrictions on Ownership
Holders of depositary receipts will be subject to the ownership restrictions of our charter. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

DESCRIPTION OF WARRANTS
We may offer by means of this prospectus warrants for the purchase of any of the securities offered by this prospectus. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:
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the title and issuer of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currencies in which the price or prices of such warrants may be payable;

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the designation, amount and terms of the securities purchasable upon exercise of such warrants;

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the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

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the price or prices at which any currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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the minimum or maximum amount of such warrants which may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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a discussion of material federal income tax considerations; and

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any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Restrictions on Ownership
Holders of warrants will be subject to the ownership restrictions of our charter. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

DESCRIPTION OF RIGHTS
We may issue rights to our stockholders for the purchase of shares of our common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The applicable prospectus supplement will describe the following terms, where applicable, of the rights to be issued:
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the date for determining the stockholders entitled to the rights distribution;

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the aggregate number of shares of common stock purchasable upon exercise of such rights and the exercise price;

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the aggregate number of rights being issued;

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the date, if any, on and after which such rights may be transferable separately;

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the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

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any special U.S. federal income tax consequences; and

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any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

Restrictions on Ownership
Holders of rights will be subject to the ownership restrictions of our charter. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of our debt securities and related guarantees, if any. When the Operating Company offers to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, including the terms of any related guarantees by the Company. We will also indicate in the prospectus supplement the extent to which the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
The Operating Company may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be the direct, unsecured obligations of the Operating Company and may be issued in one or more series.
The debt securities will be issued under an indenture between our Operating Company and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture and debt securities carefully for provisions that may be important to you. Capitalized terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in such resolutions, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.
Unless otherwise specified in a supplement to this prospectus, the debt securities will be direct, unsecured obligations of our Operating Company, and will be fully and unconditionally guaranteed by the Company. We, through our Operating Company, can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions),

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the price or prices (expressed as a percentage of the principal amount) at which our Operating Company will sell the debt securities,

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any limit on the aggregate principal amount of the debt securities,

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the date or dates on which the principal on the debt securities is payable,

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date,

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the place or places where principal of, and any premium and interest on, the debt securities will be payable, the method of such payment, where debt securities may be surrendered for registration of transfer or exchange and where notices and demands to us relating to the debt securities may be delivered,

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the period or periods within which, the price or prices at which and the terms and conditions upon which our Operating Company may redeem the debt securities,

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any obligation our Operating Company has to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation,

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the dates on which and the price or prices at which our Operating Company will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations,

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof,

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whether the debt securities will be issued in bearer or registered form and, if the latter, whether they will be issued in the form of certificated debt securities or global debt securities,

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount,

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the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency,

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the designation of the currency, currencies or currency units in which payment of principal of, and any premium and interest on, the debt securities will be made,

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if payments of principal of, or any premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined,

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the manner in which the amounts of payment of principal of, and any premium and interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index,

•
any provisions relating to any security provided for the debt securities or for any guarantees,

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities,

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities,

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities,

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a discussion of any material United States federal income tax considerations applicable to an investment in the debt securities,

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities,

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any provisions relating to conversion or exchange of any debt securities, including, if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange if such debt securities are redeemed,

•
whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof,

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whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee,

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whether any underwriter(s) will act as market maker(s) for the debt securities, and

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the extent to which a secondary market for the debt securities is expected to develop.

Our Operating Company may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If our Operating Company denominates the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general United States federal income tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary or DTC, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as otherwise set forth in this prospectus or the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities.   You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event the Operating Company undergoes a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:
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we are the surviving entity or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture,

•
immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing,

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if we are not the successor person, each guarantor (if any), unless it has become the successor person, confirms that its guarantee shall continue to apply to the obligations under the debt securities and the indenture to the same extent as prior to such merger, conveyance, transfer or lease, as applicable, and

•
certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us.
Events of Default
“Event of Default” means, with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30- day period),

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default in the payment of principal of any debt security of that series at its maturity, upon acceleration, redemption or otherwise,

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after our Operating Company receives written notice from the trustee or our Operating Company and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture,

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of our company, and

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our or our subsidiaries’ indebtedness outstanding from time to time.
If an Event of Default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and any accrued and unpaid interest on, all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of, and any accrued and unpaid interest on, all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series, and

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the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of at least a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires our Operating Company, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a Default or Event of Default within 90 days after knowledge of its occurrence. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
Our Operating Company and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:
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to cure any ambiguity, omission, defect or inconsistency,

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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets,”

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to provide for uncertificated securities in addition to or in place of certificated securities,

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to surrender any of our rights or powers under the indenture,

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to add covenants or events of default for the benefit of the holders of debt securities of any series,

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to comply with the applicable procedures of the applicable depositary,

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to make any change that does not adversely affect the rights of any holder of debt securities,

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture,

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee,

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, the Trust Indenture Act,

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to reflect the release of a guarantor of the debt securities in accordance with the terms of the indenture, or

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to add guarantors with respect to any or all of the debt securities or to secure any or all of the debt securities or the guarantees.

Our Operating Company may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. Our Operating Company may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver,

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security,

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reduce the principal of or premium on, or change the fixed maturity of, any debt security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities,

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reduce the principal amount of discount securities payable upon acceleration of maturity,

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waive a Default or Event of Default in the payment of the principal of, or any premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration),

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make the principal of, or any premium or interest on, any debt security payable in any currency other than that stated in the debt security,

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, or any premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments,

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waive a redemption payment with respect to any debt security, or

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if the debt securities of that series are entitled to the benefit of a guarantee, release any guarantor of such series other than as provided in the indenture or modify the guarantee in any manner adverse to the holders.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, our Operating Company may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). Our Operating Company will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, any premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, our Operating Company has delivered to the trustee an opinion of counsel stating that our Operating Company has received from, or there has been published by, the United States Internal Revenue Service, or IRS, a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
our Operating Company may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and

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any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, any premium and interest on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities, and

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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.   In the event our Operating Company exercises its option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. In such a case, we would remain liable for those payments.
“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, direct obligations of, or obligations guaranteed by, the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof.
Regarding the Trustee
The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.
No Personal Liability of Directors, Officers, Employees or Stockholders
None of our past, present or future directors, officers, employees, stockholders or controlling persons, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under United States federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised that it is:
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a limited-purpose trust company organized under the New York Banking Law,

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a “banking organization” within the meaning of the New York Banking Law,

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a member of the Federal Reserve System,

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, or such shorter time as may be satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
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DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be,

•
we determine, in our sole discretion, not to have such securities represented by one or more global securities, or

•
an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

OUR OPERATING COMPANY AND THE LIMITED LIABILITY COMPANY AGREEMENT
The following is a summary of the material provisions of the Limited Liability Company Agreement of our operating company, or the limited liability company agreement, a copy of which was filed as an exhibit to our Current Report on Form 8-K on January 5, 2016. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of the Delaware Limited Liability Company Act, as amended, and the limited liability company agreement. See “Where To Find Additional Information.” For purposes of this section, references to “we” “our,” “us” and “our company” refer to Jernigan Capital, Inc. alone.
General
Our operating company is a Delaware limited liability company that was formed on March 5, 2015 as a limited partnership and converted on December 30, 2015 into a limited liability company. We are the managing member of our operating company and own, directly or indirectly, 100% of the limited liability company interests. Pursuant to the limited liability company agreement, subject to certain protective rights of the members described below, we have full, exclusive and complete responsibility and discretion in the management and control of our operating company, including the ability to cause our operating company to enter into certain major transactions including a merger of our operating company or a sale of substantially all of the assets of our operating company. Non-managing members have no power to remove us as managing member without our consent.
We as managing member may not conduct any business without the consent of a majority of the non-managing members other than in connection with: the ownership, acquisition and disposition of membership interests; the management of the business of our operating company; our operation as a reporting company with a class of securities registered under the Exchange Act; the offering, sale syndication, private placement or public offering of stock, bonds, securities or other interests, financing or refinancing of any type related to our operating company or its assets or activities; and such activities as are incidental to those activities discussed above. In general, we must contribute any assets or funds that we acquire to our operating company in exchange for additional membership interests. We may, however, in our sole and absolute discretion, from time to time hold or acquire assets in our own name or otherwise other than through our operating company so long as we take commercially reasonable measures that the economic benefits and burdens of such property are otherwise vested in our operating company. We and our affiliates may also engage in any transactions with our operating company on such terms as we may determine in our sole and absolute discretion.
We, as the managing member, are under no obligation to give priority to the separate interests of our stockholders or the members in deciding whether to cause our operating company to take or decline to take any actions. If there is a conflict between the interests of our stockholders on the one hand and the members (including us) on the other, we, as the managing member, will endeavor in good faith to resolve the conflict in a manner that is not adverse to either our stockholders or the members (including us). We, as the managing member are not liable under the limited liability company agreement to our operating company or to any member for monetary damages for losses sustained, liabilities incurred, or benefits not derived by members (including us) in connection with such decisions, unless we, as the managing member, acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.
Substantially all of our business activities, including all activities pertaining to the acquisition and operation of properties, must be conducted through our operating company, and our operating company must be operated in a manner that will enable us to satisfy the requirements for qualification as a REIT.
Operating Company Interests
Interests in our operating company are denominated in units of membership interest. Pursuant to the limited liability company agreement, our operating company has designated the following classes of units of member interest, or units: Common units and LTIP units.

Common Units
We currently own, directly or indirectly, 100% of the Common units. The managing member may cause our operating company to issue additional common units or other membership interests and to admit additional members to our operating company from time to time, on such terms and conditions and for such capital contributions as we, as the managing member, may establish in our sole and absolute discretion, without the approval or consent of any non- managing member, including: (i) upon the conversion, redemption or exchange of any debt, units or other membership interests or other securities issued by our operating company; (ii) for less than fair market value; or (iii) in connection with any merger of any other entity into our operating company.
LTIP Units
In the future, we, as the managing member, may cause our operating company to issue LTIP units to our independent directors, executive officers and certain other employees and persons who provide services to our operating company. These LTIP units will be subject to certain vesting requirements. In general, LTIP units are similar to Common units and will receive the same quarterly per-unit profit distributions as Common units. The rights, privileges, and obligations related to each series of LTIP units will be established at the time the LTIP units are issued. As profits interests, LTIP units initially will not have full parity, on a per-unit basis, with Common units with respect to liquidating distributions. Upon the occurrence of specified events, LTIP units can over time achieve full parity with Common units and therefore accrete to an economic value for the holder equivalent to Common units. If such parity is achieved, vested LTIP units may be converted on a one-for-one basis into Common units, which in turn are redeemable by the holder for cash or, at our election, exchangeable for shares of our common stock on a one-for-one basis. However, there are circumstances under which LTIP units will not achieve parity with Common units, and until such parity is reached, the value that a participant could realize for a given number of LTIP units will be less than the value of an equal number of shares of our common stock and may be zero.
Management Liability and Indemnification
To the maximum extent permitted under Delaware law, neither we, in our individual capacity or in our capacity as the managing member, nor any of our directors and officers will be liable to our operating company or the members or assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission, unless such person acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived. The limited liability company agreement provides for indemnification of the managing member, us, our affiliates and each of our respective officers, directors, employees and any persons we may designate from time to time in our sole and absolute discretion, to the fullest extent permitted by applicable law against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of our operating company, provided that our operating company will not indemnify such person if  (i) an act or omission of the person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the person actually received an improper personal benefit in money, property or services, or (iii) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful, as set forth in the limited liability company agreement (subject to the exceptions described below under “— Fiduciary Responsibilities”).
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Fiduciary Responsibilities
Our directors and officers have duties under applicable Maryland law to manage us in a manner consistent with our best interests. At the same time, the managing member has fiduciary duties to manage our operating company in a manner beneficial to our operating company and its members. Our duties as the managing member to our operating company and its members, therefore, may come into conflict with the duties of our directors and officers to us and our stockholders. We will be under no obligation to give priority to the separate interests of any members of our operating company in deciding whether to cause our operating company to take or decline to take any actions. Non-managing members of our operating company agree that in the event of a conflict in the duties owed by our directors and officers to us and our stockholders and the fiduciary duties owed by us, in our capacity as the managing member of our operating company, to such non-managing members, we will fulfill our fiduciary duties to such non-managing members by acting in the best interests of our stockholders.
Non-managing members of our operating company, if any, will expressly acknowledge that we are acting for the benefit of our operating company, the members and our stockholders collectively.
Distributions
The limited liability company agreement provides that we, as the managing member, shall cause our operating company to make quarterly (or more frequent) distributions of all of its available cash (which is defined to be cash available for distribution as determined by us, as managing member) (i) first, with respect to any Common units that are entitled to any preference in accordance with the rights of such membership interest (and, within such class, pro rata according to their respective percentage interests) and (ii) second, with respect to any Common units that are not entitled to any preference in distribution, in accordance with the rights of such class of Common units (and, within such class, pro rata in accordance with their respective percentage interests).
Allocations of Net Income and Net Loss
Net income and net loss of our operating company are determined and allocated with respect to each fiscal year of our operating company as of the end of the year. Except as otherwise provided in the limited liability company agreement, an allocation of a share of net income or net loss is treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing net income or net loss. Except as otherwise provided in the limited liability company agreement, net income and net loss are allocated to the holders of Common units holding the same class or series of Common units in accordance with their respective percentage interests in the class or series at the end of each fiscal year. The limited liability company agreement contains provisions for special allocations intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1 (b) and 1.704-2. Except as otherwise required by the limited liability company agreement or the Code and the Treasury Regulations, each operating company item of income, gain, loss and deduction is allocated among the members of our operating company for U.S. federal income tax purposes in the same manner as its correlative item of book income, gain, loss or deduction is allocated pursuant to the limited liability company agreement. In addition, under Section 704(c) of the Code, items of income, gain, loss and deduction with respect to appreciated or depreciated property which is contributed to a limited liability company, such as our operating company, in a tax-free transaction must be specially allocated among the members in such a manner so as to take into account such variation between the tax basis and the fair market value of the property at the time of contribution. Our operating company will allocate tax items to the holders of units taking into consideration the requirements of Section 704(c) of the Code. See “Material U.S. Federal Income Tax Considerations.”
The managing member has sole discretion to ensure that allocations of income, gain, loss and deduction of our operating company are in accordance with the interests of the members of our operating company as determined under the Code, and all matters concerning allocations of tax items not expressly provided for in the limited liability company agreement may be determined by the managing member in its sole discretion.

Redemption Rights
On or after 12 months after becoming a holder of Common units, each member, other than us, will have the right, subject to the terms and conditions set forth in the limited liability company agreement, to require our operating company to redeem all or a portion of such units in exchange for a cash amount equal to the number of tendered units multiplied by the fair market value of a share of our common stock (determined in accordance with, and subject to adjustment under, the terms of the limited liability company agreement), unless the terms of such units or a separate agreement entered into between our operating company and the holder of such units provide that they do not have a right of redemption or provide for a shorter or longer period before such holder may exercise such right of redemption or impose conditions on the exercise of such right of redemption. On or before the close of business on the tenth business day after we receive a notice of redemption, we may, as the managing member, in our sole and absolute discretion, but subject to the restrictions on the ownership of our common stock imposed under our charter and the transfer restrictions and other limitations thereof, elect to acquire some or all of the tendered units in exchange for cash or shares of our common stock, based on an exchange ratio of one share of our common stock for each unit (subject to anti-dilution adjustments provided in the limited liability company agreement). If we give the members notice of our intention to make an extraordinary distribution of cash or property to our stockholders or effect a merger, a sale of all or substantially all of our assets, or any other similar extraordinary transaction, each member may exercise its right to redeem its Common units, regardless of the length of time such member has held its Common units.
Transferability of Units; Extraordinary Transactions
The managing member generally is not able to withdraw voluntarily from our operating company or transfer any of its interest in our operating company unless the transfer is: (i) to our affiliate; (ii) to a wholly owned subsidiary of the managing member or the owner of all of the ownership interests of the managing member; or (iii) otherwise expressly permitted under the limited liability company agreement.
The limited liability company agreement permits us, as the managing member, to engage in a merger, consolidation or other combination, or sale of substantially all of our assets if:
•
we receive the consent of a majority in interest of the members (excluding us);

•
following the consummation of such transaction, substantially all of the assets of the surviving entity are owned directly or indirectly by our operating company or another limited liability company or limited liability partnership which is the survivor of a merger, consolidation or combination of assets with our operating company; or

•
as a result of such transaction all members will receive, or will have the right to receive, for each unit an amount of cash, securities or other property equal in value to the greatest amount of cash, securities or other property paid in the transaction to a holder of one share of our common stock, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of our common stock, each holder of units shall be given the option to exchange such units for the greatest amount of cash, securities or other property that a member would have received had it exercised its redemption right (described above) and received shares of our common stock immediately prior to the expiration of the offer.

With certain limited exceptions, members may not transfer their interests in our operating company, in whole or in part, without the prior written consent of the managing member, which consent may be withheld in our sole and absolute discretion. Except with the managing member’s consent to the admission of a transferee as a member, transferees shall not have any rights by virtue of the transfer other than the rights of an assignee and will not be entitled to vote or effect a redemption with respect to their units in any matter presented to the members for a vote. The managing member will have the right to consent to the admission of a transferee of the interest of a member, which consent may be given or withheld by in our sole and absolute discretion.

Issuance of Our Stock and Additional Membership Interests
Pursuant to the limited liability company agreement, upon the issuance of our stock other than in connection with a redemption of Common units, we generally are obligated to contribute or cause to be contributed the cash proceeds or other consideration received from the issuance of our stock to our operating company in exchange for, in the case of common stock, Common units or, in the case of an issuance of preferred stock, preferred units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of the preferred stock. In addition, the managing member may cause our operating company to issue additional units or other membership interests and to admit additional members to our operating company from time to time, on such terms and conditions and for such capital contributions as we, as the managing member, may establish in our sole and absolute discretion, without the approval or consent of any member, including: (i) upon the conversion, redemption or exchange of any debt, units or other membership interests or other securities issued by our operating company; (ii) for less than fair market value; or (iii) in connection with any merger of any other entity into our operating company.
Tax Matters
Pursuant to the limited liability company agreement, the managing member is the tax matters member (or, for taxable years beginning after December 31, 2017, the “partnership representative”, as such term is used in Section 6223 of the code as amended by the Bipartisan Budget Act of 2015) of our operating company and has certain other rights relating to tax matters. Accordingly, as the managing member and tax matters member, we have the authority to handle tax audits and to make tax elections under the Code, in each case, on behalf of our operating company.
Term
The term of our operating partnership commenced on March 5, 2015, and was converted into our operating company on December 30, 2015, and will continue perpetually, unless earlier terminated in the following circumstances:
•
a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the managing member is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the managing member, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless, prior to the entry of such order or judgment, a majority in interest of the remaining outside members agree in writing, in their sole and absolute discretion, to continue the business of our operating company and to the appointment, effective as of a date prior to the date of such order or judgment, of a successor managing member;

•
an election to dissolve our operating company made by the managing member in its sole and absolute discretion, with or without the consent of a majority in interest of the outside members;

•
entry of a decree of judicial dissolution of our operating company pursuant to the provisions of the Delaware Limited Liability Company Act;

•
the occurrence of any sale or other disposition of all or substantially all of the assets of our operating company or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of our operating company;

•
the redemption (or acquisition by the managing member) of all units that we have authorized other than those held by us; or

•
the incapacity or withdrawal of the managing member, unless all of the remaining members in their sole and absolute discretion agree in writing to continue the business of our operating company and to the appointment, effective as of a date prior to the date of such incapacity, of a substitute managing member.

Amendments to the Limited Liability Company Agreement
Amendments to the limited liability company agreement may be proposed by the managing member or by any member holding 25% or more of the percentage interest of Common units designated as Class A Units. Generally, the limited liability company agreement may be amended with the managing member’s approval and the approval of the members holding a majority of all outstanding units (excluding units held by us or our subsidiaries). Certain amendments that would, among other things, have the following effects, must be approved by each member adversely affected thereby:
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conversion of a member’s interest into a managing member’s interest (except as a result of the managing member acquiring such interest);

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modification of the limited liability of a member;

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alteration or modification of the rights of any member to receive the distributions to which such member is entitled (subject to certain exceptions);

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alteration or modification of the redemption rights provided by the limited liability company agreement; or

•
alteration or modification of the provisions governing transfer of the managing member’s membership interest.

Notwithstanding the foregoing, we, as the managing member, have the power, without the consent of the members, to amend the limited liability company agreement as may be required to:
•
add to the managing member’s obligations or surrender any right or power granted to the managing member or any of its affiliates for the benefit of the members;

•
reflect the admission, substitution, or withdrawal of members or the termination of our operating company in accordance with the limited liability company agreement and to cause our operating company or our operating company’s transfer agent to amend its books and records to reflect our unit holders in connection with such admission, substitution or withdrawal;

•
reflect a change that is of an inconsequential nature or does not adversely affect the members as such in any material respect, or to cure any ambiguity, correct or supplement any provision in the limited liability company agreement not inconsistent with the law or with other provisions, or make other changes with respect to matters arising under the limited liability company agreement that will not be inconsistent with the law or with the provisions of the limited liability company agreement;

•
satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a U.S. federal or state agency or contained in U.S. federal or state law;

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set forth or amend the designations, preferences, conversion or other rights, voting powers, duties, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the holders of any additional units issued or established pursuant to the limited liability company agreement;

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reflect such changes as are reasonably necessary for us to maintain or restore our qualification as a REIT, to satisfy the REIT requirements or to reflect the transfer of any units between us and any qualified REIT subsidiary or entity that is disregarded as an entity separate from us for U.S. federal income tax purposes;

•
modify either or both the manner in which items of net income or net loss are allocated or the manner in which capital accounts are computed (but only to the extent set forth in the partnership agreement, or to the extent required by the Code or applicable income tax regulations under the Code);

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issue additional membership interests;

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impose restrictions on the transfer of units if we receive an opinion of counsel reasonably to the effect that such restrictions are necessary in order to comply with any federal or state securities laws or regulations applicable to our operating company or our units;

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reflect any other modification to the limited liability company agreement as is reasonably necessary for our business or operations or those of our operating company and which does not otherwise require the consent of each member adversely affected; and

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reflect an increase or decrease in the amount that a member is obligated to contribute to our operating company upon the occurrence of certain events.

Certain provisions affecting the managing member’s rights and duties (e.g., restrictions relating to certain extraordinary transactions involving us, the managing member or our operating company) may not be amended without the approval of the holders of a majority of our units (excluding units held by us).

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section summarizes the material U.S. federal income tax considerations that you, as a prospective investor, may consider relevant in connection with the acquisition, ownership and disposition of our common stock and our election to be taxed as a REIT. As used in this section, the terms “we” and “our” refer solely to Jernigan Capital, Inc. and not to our subsidiaries and affiliates, which have not elected to be taxed as REITs for U.S. federal income tax purposes.
This discussion does not exhaust all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations. Nor does this discussion address all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions, broker-dealers, persons subject to the alternative minimum tax, persons holding our stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, non-U.S. individuals and foreign corporations (except to the limited extent discussed below under “— Taxation of Non-U.S. Holders”) and other persons subject to special tax rules. Moreover, this summary assumes that our stockholders hold our common stock as a “capital asset” for U.S. federal income tax purposes, which generally means property held for investment.
The statements in this section are based on the current U.S. federal income tax laws, including the Code, the Treasury Regulations, rulings and other administrative interpretations and practices of the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. This discussion is for general purposes only and is not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.
We urge you to consult your own tax advisor regarding the specific tax consequences to you of the acquisition, ownership and disposition of our common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the U.S. federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition and election, and regarding potential changes in applicable tax laws.
Taxation of Our Company
We were incorporated on October 1, 2014 as a Maryland corporation. We intend to elect to be taxed and to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2015. Our qualification as a REIT will depend upon our ability to meet, on a continuing basis, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our stock. We believe that, commencing with this short taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. However, no assurances can be provided regarding our qualification as a REIT because such qualification depends on our ability to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which will depend, in part, on our operating results.
The sections of the Code relating to qualification, operation and taxation as a REIT are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related Treasury Regulations and administrative and judicial interpretations thereof.
In connection with this offering, Morrison & Foerster LLP will render an opinion that, commencing with our taxable year ended December 31, 2015, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws, and our proposed method of operation will enable us to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our taxable year ended December 31, 2015 and thereafter. Investors should be aware that Morrison & Foerster LLP’s opinion will be based on the U.S. federal income tax laws governing qualification as a REIT as of the date of such opinion, which will be subject to change, possibly on a retroactive basis, will not be binding on the IRS or any court, and will speak only as of the date issued. In addition, Morrison & Foerster LLP’s opinion will be based on customary assumptions and will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business. Moreover, our qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve, among other things, the percentage of our gross income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our stock ownership and the percentage of our earnings that we distribute. Morrison & Foerster LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Morrison & Foerster LLP’s opinion will not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which may require us to pay a material excise or penalty tax in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to maintain our qualification as a REIT, see “— Failure to Qualify” below.
If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders because we will be entitled to a deduction for dividends that we pay. Such tax treatment avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. In general, income generated by a REIT is taxed only at the stockholder level if such income is distributed by the REIT to its stockholders. However, we will be subject to U.S. federal income tax in the following circumstances:
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We will be subject to U.S. federal corporate income tax on any REIT taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

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We may be subject to corporate “alternative minimum tax.”

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We will be subject to tax, at the highest U.S. federal corporate income tax rate, on net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and other non-qualifying income from foreclosure property.

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We will be subject to a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

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If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” but nonetheless maintain our qualification as a REIT because we meet certain other requirements, we will be subject to a 100% tax on:

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the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

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a fraction intended to reflect our profitability.

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If we fail to distribute during a calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, then we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

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If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “— Asset Tests,” as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the IRS, and (3) we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of  $50,000 or the highest U.S. federal corporate income tax rate (currently 35%) multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of  $50,000 for each such failure.

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We will be subject to a 100% excise tax on transactions with a TRS that are not conducted on an arm’s-length basis including, for taxable years beginning after December 31, 2015, “redetermined TRS service income.” Redetermined TRS service income generally represents gross income of a taxable REIT subsidiary that is understated and attributable to services provided to us or on our behalf.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification.”

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If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest U.S. federal corporate income tax rate applicable if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset. The amount of gain on which we will pay tax generally is the lesser of:

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the amount of gain that we recognize at the time of the sale or disposition, and

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the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

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The earnings of our subsidiary entities that are C corporations, including TRSs, will be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We also could be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification as a REIT
A REIT is a corporation, trust or association that satisfies each of the following requirements:
(1)
It is managed by one or more trustees or directors;

(2)
Its beneficial ownership is evidenced by transferable shares of stock, or by transferable shares or certificates of beneficial interest;

(3)
It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code, i.e., the REIT provisions;

(4)
It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws;

(5)
At least 100 persons are beneficial owners of its stock or ownership shares or certificates (determined without reference to any rules of attribution);

(6)
Not more than 50% in value of its outstanding stock or shares of beneficial interest are owned, directly or indirectly, by five or fewer individuals, which the U.S. federal income tax laws define to include certain entities, during the last half of any taxable year;

(7)
It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to qualify to be taxed as a REIT for U.S. federal income tax purposes;

(8)
It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws;

(9)
It meets certain other requirements described below, regarding the sources of its gross income, the nature and diversification of its assets and the distribution of its income;

(10)
It has no undistributed earnings and profits from any non-REIT taxable year at the close of any taxable year.

We must satisfy requirements 1 through 4, and 8 during our entire taxable year and must satisfy requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 apply to us beginning with our 2016 taxable year. If we comply with certain requirements for ascertaining the beneficial ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.
We believe that we will issue sufficient stock with enough diversity of ownership to allow us to satisfy requirements 5 and 6 above. In addition, our charter provides for restrictions regarding the ownership and transfer of shares of our capital stock. The restrictions in our charter are intended, among other things, to assist us in satisfying requirements 5 and 6 described above. These restrictions, however, may not ensure that we will be able to satisfy such share ownership requirements in all cases. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.
To monitor compliance with the share ownership requirements, we generally will be required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements that must be met to elect and maintain REIT status. We intend to comply with these requirements.
For purposes of requirement 8, we have adopted December 31 as our year end for U.S. federal income tax purposes, and thereby satisfy this requirement.
Qualified REIT Subsidiaries.   A “qualified REIT subsidiary” generally is a corporation, all of the stock of which is owned, directly or indirectly, by a REIT and that is not treated as a TRS. A corporation that is a “qualified REIT subsidiary” is treated as a division of the REIT that owns, directly or indirectly, all of its stock and not as a separate entity for U.S. federal income tax purposes. Thus, all assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT that directly or indirectly owns the qualified REIT subsidiary. Consequently, in applying the REIT requirements described herein, the separate existence of any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
Other Disregarded Entities and Partnerships.   An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, as determined under U.S. federal income tax laws, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. We own various direct and indirect interests in entities that are classified as partnerships and limited liability companies for state law purposes. Nevertheless, many of these entities currently are not treated as entities separate from their owners for U.S. federal income tax purposes because such entities are treated as having a single owner for U.S. federal income tax purposes. Consequently, the assets and liabilities, and items of income, deduction, and credit, of such entities will be treated as our assets and liabilities, and items of income, deduction, and credit, for U.S. federal income tax purposes, including the application of the various REIT qualification requirements.
An unincorporated domestic entity with two or more owners, as determined under the U.S. federal income tax laws, generally is taxed as a partnership for U.S. federal income tax purposes. In the case of a REIT that is an owner in an entity that is taxed as a partnership for U.S. federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the entity and as earning its allocable share of the gross income of the entity for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets and items of gross income of any partnership, joint venture, or limited liability company that is taxed as a partnership for U.S. federal income tax purposes is treated as our assets and items of gross income for purposes of applying the various REIT qualification tests. For purposes of the 10% value test (described in “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the entity. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the entity.
In the event that a disregarded subsidiary of ours ceases to be wholly-owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours — the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the total value or total voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”
We may from time to time be a limited partner or non-managing member in a partnership or limited liability company. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
Taxable REIT Subsidiaries.   A REIT is permitted to own, directly or indirectly, up to 100% of the stock of one or more TRSs. The subsidiary and the REIT generally must jointly elect to treat the subsidiary as a TRS. However, a corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities is automatically treated as a TRS without an election. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary or a REIT unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

Unlike a qualified REIT subsidiary, the separate existence of a TRS is not ignored for U.S. federal income tax purposes and a TRS is a fully taxable corporation subject to U.S. federal corporate income tax on its earnings. We will not be treated as holding the assets of any TRS or as receiving the income earned by any TRS. Rather, we will treat the stock issued by any TRS as an asset and will treat any dividends paid to us from any TRS as income. This treatment may affect our compliance with the gross income tests and asset tests.
Restrictions imposed on REITs and their TRSs are intended to ensure that TRSs will be subject to appropriate levels of U.S. federal income taxation. These restrictions limit the deductibility of interest paid or accrued by a TRS to its parent REIT and impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis, such as any redetermined rents, redetermined deductions, excess interest or, for taxable years beginning after December 31, 2015, redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated and attributable to any services furnished to any of our tenants by a TRS of ours, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is gross income of a TRS that is understated and attributable to services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Dividends paid to us from a TRS, if any, will be treated as dividend income received from a corporation. The foregoing treatment of TRSs may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders and may affect our compliance with the gross income tests and asset tests.
A TRS generally may be used by a REIT to undertake indirectly activities that the REIT requirements might otherwise preclude the REIT from doing directly, such as the provision of noncustomary tenant services or other services that would give rise to income that would not qualify under the REIT rules, or the ownership of property held for sale to customers. See “— Gross Income Tests — Rents from Real Property” and “— Gross Income Tests — Prohibited Transactions.”
Gross Income Tests
We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:
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rents from real property;

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interest on debt secured by a mortgage on real property or on interests in real property, and for taxable years beginning after December 31, 2015, interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

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dividends or other distributions on, and gain from the sale of, shares in other REITs;

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gain from the sale of real estate assets other than, for taxable years beginning after December 31, 2015, gain from the sale of a nonqualified publicly offered REIT debt instrument as defined under Section 856(c)(5)(L)(ii) of the Code;

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income and gain derived from foreclosure property (as described below);

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income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

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income derived from the temporary investment of new capital that is attributable to the issuance of our shares or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

For taxable years beginning after December 31, 2015, the term “real estate assets” also includes debt instruments of  “publicly offered REITs,” personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.
Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test (except for income derived from the temporary investment of new capital), other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these.
Certain income items do not qualify for either gross income test. Other types of income are excluded from both the numerator and the denominator in one or both of the gross income tests. For example, gross income from the sale of property that we hold primarily for sale to customers in the ordinary course of business, income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” and gross income attributable to cancellation of indebtedness, or “COD,” income will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. For purposes of the 75% and 95% gross income tests, we are treated as receiving our proportionate share of our operating partnership’s gross income. We will monitor the amount of our non-qualifying income and will seek to manage our investment portfolio to comply at all time with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.
Dividends.   Our share of any dividends received from any corporation (including dividends from any TRS that we may form, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.
Interest.   The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:
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an amount that is based on a fixed percentage or percentages of receipts or sales; and

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an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.
Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, market discount, original issue discount, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of  (i) the date the REIT agreed to originate or acquire the loan or (ii) as discussed below, in the event of a “significant modification,” the date we modified the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property — that is, the amount by which the loan balance exceeds the applicable value of the real estate that secures the loan.
Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. Under the applicable Treasury Regulation (referred to as the “interest apportionment regulation”), if we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a mortgage loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. In Revenue Procedure 2014-51, the IRS interpreted the “principal amount” of the loan for purposes of that test to be the face amount of the loan, despite the Code’s requirement that taxpayers treat any market discount (discussed below) as interest rather than principal. For taxable years beginning after December 31, 2015, in the case of real estate mortgage loans secured by both real and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage is qualifying under the 75% asset test and whether interest income on such loan qualifies for purposes of the 75% gross income test.
We believe that all of the mortgage loans that we will acquire are secured only by real property and no other property value is taken into account in our underwriting and pricing. Accordingly, we believe that the interest apportionment rules and Revenue Procedure 2014-51 (to the extent it addresses interest apportionment) will not apply to our mortgage loans. Nevertheless, if the IRS were to assert successfully that our mortgage loans were secured by other property, then depending upon the value of the real property securing our residential mortgage loans and their face amount, and the sources of our gross income generally, we might not be able to satisfy the 75% income test.
Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (i) occasioned by a borrower default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. If we modify our mortgage loans in the future, no assurance can be provided that all of our loan modifications will qualify for the safe harbor in Revenue Procedure 2014-51. To the extent we significantly modify a mortgage loan in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. If the fair market value of the real property securing a loan has decreased, a portion of the interest income from the loan would not be qualifying income for the 75% gross income test and a portion of the value of the loan would not be a qualifying asset for purposes of the 75% asset test.
Hedging Transactions.   From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury Regulations, income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets (“liability hedge”). A “hedging transaction” also includes any transaction entered into primarily to manage risk of currency fluctuations with respect to any item of income or gain that is qualifying income for purposes of the 75% or 95% gross income test (or any property which generates such income or gain) and for taxable years beginning after December 31, 2015, new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy other identification requirements. To the extent that we hedge for other purposes, or to the extent that a portion of the hedged assets are not treated as “real estate assets” (as described below under “— Asset Tests”) or we enter into derivative transactions that are not liability hedges or we fail to satisfy the identification requirements with respect to a hedging transaction, the income from those transactions will likely be treated as non-qualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT, but we cannot assure you that we will be able to do so. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.
Fee Income.   We may earn income from fees in certain circumstances. Fee income generally will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees, including certain amounts received in connection with mortgage servicing rights to the extent that we service mortgage loans for third parties, generally are not qualifying income for purposes of either gross income test. Any fees earned by a TRS, like other income earned by a TRS, will not be included in the REIT’s gross income for purposes of the gross income tests.
Rents from Real Property.   To the extent that we acquire real property or an interest therein, rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:
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First, the amount of rent must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded, however, from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

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Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants, the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled TRS” (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

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Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. We may, however, provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of  “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to tenants without tainting our rental income from the related properties.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. Further, the rent from a particular property does not qualify as “rents from real property” if  (i) the rent is considered based on the income or profits of the tenant, (ii) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying taxable REIT subsidiaries or (iii) we furnish non-customary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a taxable REIT subsidiary.
In addition to the rent, the tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.
Prohibited Transactions.   A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Any such income will be excluded from the application of the 75% and 95% gross income tests. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. No assurance, however, can be given that the IRS will not successfully assert a contrary position, in which case we would be subject to the prohibited transaction tax on the sale of those assets. To avoid the 100% prohibited transaction tax on the sale of dealer property by a REIT, we intend to dispose of any asset that may be treated as held “primarily for sale to customers in the ordinary course of a trade or business” by either contributing or selling the asset to a TRS prior to marketing the asset for sale or otherwise structuring the transaction so that it does not give rise to dealer gain. However, if we sell a First Mortgage Loan through a TRS, it is possible that gain from the sale of the loan will be recharacterized as though we sold the loan directly. Even if the sale of a loan by a TRS is not recharacterized, any gain on the sale by the TRS will be subject to regular corporate income tax. In addition, we may originate loans through our TRS.
Foreclosure Property.   We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. Gross income from foreclosure property will qualify, however, under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

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for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

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for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered, however, to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the U.S. Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test (disregarding income from foreclosure property), or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test (disregarding income from foreclosure property);

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on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Failure to Satisfy Gross Income Tests.   If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we are entitled to qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions generally will be available if:
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our failure to meet those tests is due to reasonable cause and not to willful neglect; and

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following such failure for any taxable year, a schedule of the sources of our income is filed with the IRS in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot with certainty predict whether any failure to meet these tests will qualify for the relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.
Asset Tests
To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.
First, at least 75% of the value of our total assets must consist of:
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cash or cash items, including certain receivables and investments in money market funds;

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government securities;

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interests in real property, including leaseholds and options to acquire real property and leaseholds;

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interests in mortgage loans secured by real property;

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for taxable years beginning after December 31, 2015, interests in personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

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stock in other REITs;

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investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term;

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for taxable years beginning after December 31, 2015, personal property leased in connection with real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease;

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for taxable years beginning after December 31, 2015, debt instruments issued by “publicly offered REITs”; and

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regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities (other than any TRS we may own) may not exceed 5% of the value of our total assets (the “5% asset test”).
Third, of our investments not included in the 75% asset class, we may not own more than 10% of the total voting power or 10% of the total value of any one issuer’s outstanding securities (the “10% vote test” and the “10% value test,” respectively).
Fourth, no more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets may consist of the securities of one or more TRSs.
Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test (the “25% securities test”).
Sixth, for taxable years beginning after December 31, 2015, not more than 25% of the value of our total assets may be represented by debt instruments of  “publicly offered REITs” to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of  “publicly offered REITs” in the definition of real estate assets for taxable years beginning after December 31, 2015, as described above.
For purposes of these assets tests, we are treated as holding our proportionate share of our operating partnership’s assets. For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans or MBS that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” does not include:
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“straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if  (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any “controlled TRS” hold non-“straight” debt securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than twelve months of unaccrued interest on the debt obligations can be required to be prepaid; and

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a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

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any loan to an individual or an estate;

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any “section 467 rental agreement,” other than an agreement with a related party tenant;

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any obligation to pay “rents from real property;”

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certain securities issued by governmental entities that are not dependent in whole or in part on the profits of  (or payments made by) a non- governmental entity;

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any security (including debt securities) issued by another REIT;

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any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and certain debt securities issued by that partnership; or

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any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.
Derivative instruments generally are not qualifying assets for purposes of the 75% asset test. Thus, interest rate swaps, futures contracts, and other similar instruments that are used in “hedging transactions” as defined in “— Hedging Transactions,” are non-qualifying assets for purposes of the 75% asset test.
We intend to originate loans secured by self-storage facilities in a manner that will enable us to satisfy each of the asset tests described above. However, we cannot assure you that we will be able to satisfy the asset tests described above. We will monitor the status of our assets for purposes of the various asset tests and seek to manage our portfolio to comply at all times with such tests. No assurance, however, can be given that we will continue to be successful in this effort. In this regard, to determine our compliance with these requirements, we will have to value our investment in our assets to ensure compliance with the asset tests. Although we seek to be prudent in making these estimates, no assurances can be given that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and, thus, would fail to qualify as a REIT.
If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification so long as:
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we satisfied the asset tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if  (i) the failure is de minimis (up to the lesser of 1% of the total value of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of the U.S. Treasury and (iii) pay a tax equal to the greater of  $50,000 or the product of the highest U.S. federal corporate tax rate (currently, 35%) and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT.
We believe that the assets that we may hold will satisfy the foregoing asset test requirements. We will monitor the status of our assets and our future acquisition of assets to ensure that we comply with those requirements, but we cannot assure you that we will be successful in this effort. No independent appraisals will be obtained to support our estimates of and conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that support our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, no assurance can be given that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.
Equity Participations
Some of our mortgage loans may include an equity participation feature, including a percentage interest in certain future cash flows, refinance proceeds or sale proceeds. In certain cases, it may be unclear whether a mortgage loan with equity participation features is properly classified as a debt instrument issued by the borrower or an equity interest for federal income tax purposes. We intend to structure our mortgage loans with equity participations so that if the mortgage loan is treated as a debt instrument issued by a borrower for U.S. federal income tax purposes it is a “qualifying” asset for purposes of the REIT 75% asset test and produces qualifying income for purposes of the REIT 75% income test. However, if a loan with an equity participation is recharacterized as an equity interest in the borrower our deemed equity interest in the borrower will represent an interest in the borrower’s assets and income for federal income tax purposes. In that event, the mortgage loan agreement will contain covenants requiring the borrower to only hold qualifying assets (other than de minimus amounts) for purposes of the 75% asset test and only earn qualifying income (other than de minimus amounts) for purposes of the 75% income test. Therefore, if a mortgage loan represents an equity interest in the borrower, treatment of our equity interest in the borrower as representing qualifying assets for purposes of the 75% asset test and qualifying income for purposes of the 75% gross income test will depend on the borrower’s compliance with covenants in the loan agreement. Alternatively, we may hold loans with equity participations through a TRS, in which case income derived from the loan may be subject to U.S. federal, state or local income tax. If any equity participation (other than an equity participation held by a TRS) is recharacterized as an equity interest, or if any equity participation were to cause interest payments on our loans to be income other than qualifying REIT income, we may be required to pay an excise tax on the amount of non-qualified income or we may be disqualified as a REIT.
Some of our equity participations will be structured as preferred equity interests in our borrowers. For purposes of the REIT asset and income tests, our preferred equity interest in a borrower that is a partnership for federal income tax purposes will represent an interest in the borrower’s assets and income. We intend to obtain covenants from borrowers in which we own a preferred equity interest that require the borrower to only hold qualifying assets (other than de minimis amounts) for purposes of the REIT 75% asset test and only earn qualifying income (other than de minimis amounts) for purposes of the REIT 75% and 95% income tests. If a borrower does not comply with such covenants, our ability to qualify as a REIT could be adversely affected. Alternatively, we may hold preferred equity interests in borrowers through a TRS, in which case income derived from the preferred equity interest may be subject to U.S. federal, state or local income tax.

Distribution Requirements
Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:
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the sum of:

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90% of our REIT taxable income computed without regard to the dividends paid deduction and our net capital gain, and

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90% of our after-tax net income, if any, from foreclosure property, minus

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the sum of certain items of non-cash income.

We must make such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
In order for distributions to be counted as satisfying the annual distribution requirement applicable to REITs and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends,” unless such distributions are made in taxable years beginning after December 31, 2014 and we qualify as a “publicly offered REIT.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents.
We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
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85% of our REIT ordinary income for such year,

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95% of our REIT capital gain income for such year, and

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any undistributed taxable income from prior periods.

We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.
We may elect to retain and pay income tax on the net long term capital gain we recognize in a taxable year. See “— Taxation of U.S. Holders — Taxation of Taxable U.S. Holders on Distributions on Shares.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the REIT distribution requirements and the 4% nondeductible excise tax described above.
We intend to make timely distributions in the future sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax. It is possible that, from time to time, we may experience timing differences between the actual receipt of cash, including distributions from our subsidiaries, and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:
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If we sell property at a loss to a related party, including a TRS, such loss may be suspended until the TRS disposes of the property to an unrelated buyer.

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Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

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We will recognize taxable income in advance of the related cash flow with respect to our investments that are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

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We may engage in foreclosures or other transactions that result in the conversion of non-performing mortgage loans to real property. Such transactions could also give rise to taxable income without a corresponding receipt of cash.

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We may acquire investments that are treated as having “market discount” for U.S. federal income tax purposes, because the investments are debt instruments that we acquire for an amount less than their principal amount. We do not intend to elect to recognize market discount currently. Under the market discount rules, we may be required to treat portions of gains on sale of market discount bonds as ordinary income and may be required to include some amounts of principal payments received on market discount bonds as ordinary income. The recognition of market discount upon receipt of principal payments results in an acceleration of the recognition of taxable income to periods prior to the receipt of the related economic income. Further, to the extent that such an investment does not fully amortize according to its terms, we may never receive the economic income attributable to previously recognized market discount.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax or the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds, sell assets or make taxable distributions of our shares or debt securities. Additionally, equity participation features included in some of our loans may result in a loan being treated as a “contingent payment debt instrument” for federal income tax purposes. If any of our loans are treated as contingent payment debt instruments, we will be required to accrue income on the loan at the borrower’s “comparable yield,” which may be greater than the payments of cash interest on the loan in a given taxable year. Furthermore, any income that is received from the loan, including income attributable to our equity participation in appreciation in the property securing the loan, will be characterized as ordinary income and not as capital gain.
We may satisfy the 90% distribution test with taxable distributions of our shares or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in shares as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS issued a revenue procedure creating a temporary safe harbor authorizing publicly traded REITs to make elective cash/shares dividends, but that safe harbor has expired. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and shares.
Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest and may be required to pay a penalty to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements
We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request, on an annual basis, information from our stockholders designed to disclose the actual ownership of our outstanding shares. We intend to comply with these requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of  $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”
If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current or accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed at individual rates might be eligible for the reduced U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.
Taxation of U.S. Holders
The term “U.S. holder” means a beneficial owner of our shares of common stock that, for U.S. federal income tax purposes, is:
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a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its States or the District of Columbia;

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an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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any trust if  (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares of common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership and certain determinations made at the partner level. If you are a partner in a partnership holding our shares of common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our shares of common stock by the partnership.
Taxation of Taxable U.S. Holders on Distributions on Shares.   As long as we qualify as a REIT, a taxable U.S. holder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. Dividends paid to a U.S. holder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. holder generally will not qualify for the 20% tax rate for “qualified dividend income.”

The maximum tax rate for qualified dividend income received by taxpayers taxed at individual rates is 20%. Qualified dividend income generally includes dividends paid to U.S. holders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “— Taxation of Our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income.
As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 39.6%. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from certain non-REIT corporations (e.g., dividends from any domestic TRSs), (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income) and (iii) attributable to income in the prior taxable year from the sales of  “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. holder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares of common stock become ex-dividend. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us.
A U.S. holder generally will take into account distributions that we properly designate as capital gain dividends as long-term capital gain, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. holder has held our shares of common stock to the extent that such gain does not exceed our actual net capital gain for the taxable year. For taxable years beginning after December 31, 2015, dividends designated as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. A corporate U.S. holder may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year. In that case, to the extent we designate such amount on a timely notice to such stockholder, a U.S. holder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. holder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. holder would increase the basis in its shares of common stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
A U.S. holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. holder’s shares of common stock. Instead, the distribution will reduce the adjusted basis of such shares of common stock. A U.S. holder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. holder’s adjusted basis in his or her shares of common stock as long-term capital gain, or short-term capital gain if the shares of common stock have been held for one year or less, assuming the shares of common stock are a capital asset in the hands of the U.S. holder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. holder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year, as described in “— Distribution Requirements.”
Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income.
Taxable distributions from us and gain from the disposition of our shares of common stock will not be treated as passive activity income and, therefore, a U.S. holder generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which such U.S. holder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our shares of common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.
We may recognize taxable income in excess of our economic income, known as phantom income, in the first years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. As a result, U.S. holders at times may be required to pay U.S. federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for U.S. federal income tax purposes. Taking into account the time value of money, this acceleration of U.S. federal income tax liabilities may reduce a U.S. holder’s after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor with a 30% tax rate purchases a taxable bond with an annual interest rate of 10% on its face value, the investor’s before-tax return on the investment would be 10% and the investor’s after-tax return would be 7%. However, if the same investor purchased our common shares at a time when the before-tax rate of return was 10%, the investor’s after-tax rate of return on such shares of common stock might be somewhat less than 7% as a result of our phantom income. In general, as the ratio of our phantom income to our total income increases, the after-tax rate of return received by a taxable U.S. holder will decrease.
Taxation of Taxable U.S. Holders on the Disposition of Shares.   In general, a U.S. holder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our shares of common stock as long-term capital gain or loss if the U.S. holder has held such shares of common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder’s adjusted tax basis. A holder’s adjusted tax basis generally will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder (discussed above) less tax deemed paid by such U.S. holder on such gains and reduced by any returns of capital. However, a U.S. holder must treat any loss upon a sale or exchange of shares of common stock held by such holder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. holder treats as long term capital gain. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of our shares of common stock may be disallowed if the U.S. holder purchases our shares of common stock (or substantially similar shares of common stock) within 30 days before or after the disposition.
Capital Gains and Losses.   A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The maximum tax rate on long-term capital gain applicable to U.S. holders taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of  “section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gains or the accumulated depreciation on the Section 1250 property. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of our shares of common stock.
With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we will designate whether such a distribution is taxable to U.S. holders taxed at individual rates at a 20% or 25% rate. The highest marginal individual income tax rate currently is 39.6%. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses, including capital losses recognized upon the disposition of our shares. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of  $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Withholding.   We or the applicable withholding agent will report to U.S. holders and to the IRS the amount and the tax character of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder may be subject to backup withholding at a rate of 28% with respect to distributions unless such holder:
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is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

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provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide the applicable withholding agent with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. holder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS. U.S. holders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding. In addition, the applicable withholding agent may be required to withhold a portion of distributions to any U.S. holders who fail to certify their U.S. status.
Taxation of Non-U.S. Holders
The term “non-U.S. holder” means a beneficial owner of our shares of common stock that is not a U.S. holder or a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes). The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state and local income tax laws on ownership of our shares of common stock, including any reporting requirements.
For most non-U.S. holders, investment in a REIT that invests principally in mortgage loans and MBS is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most non-U.S. holders to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not.
A non-U.S. holder that receives a distribution from us that is not attributable to gain from our sale or exchange of  “United States real property interests,” as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. If a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the distribution will not incur the 30% withholding tax, but the non-U.S. holder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. holder. In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares of common stock. It is expected that the applicable withholding agent will withhold U.S. income tax at the rate of 30% on the gross amount of any distribution that we do not designate as a capital gain distribution or retained capital gain and is paid to a non-U.S. holder unless either:
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a lower treaty rate applies and the non-U.S. holder files with the applicable withholding agent an IRS Form W-8BEN or IRS Form W-8BEN-E evidencing eligibility for that reduced rate, or

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the non-U.S. holder files with the applicable withholding agent an IRS Form W-8ECI claiming that the distribution is effectively connected income.

Capital gain dividends received or deemed received by a non-U.S. holder from us that are not attributable to gain from our sale or exchange of  “United States real property interests,” as defined below, are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. holder’s investment in our shares of common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain) or (2) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. holder will be subject to a 30% tax on the individual’s net capital gain for the year).
A non-U.S. holder will not incur tax on a distribution on the shares of common stock in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted tax basis of its shares of common stock. Instead, the excess portion of the distribution will reduce such non-U.S. holder’s adjusted tax basis of its shares of common stock. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares of common stock, if the non-U.S. holder otherwise would be subject to tax on gain from the sale or disposition of its shares of common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, it is expected that the applicable withholding agent normally will withhold tax on the entire amount of any distribution at the same rate applicable to withholding on a dividend. However, a non-U.S. holder may obtain a refund of amounts that the applicable withholding agent withheld if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
For any year in which we qualify as a REIT, a non-U.S. holder may incur tax on distributions that are attributable to gain from our sale or exchange of  “United States real property interests” under special provisions of the U.S. federal income tax laws known as “FIRPTA.” The term “United States real property interests” includes interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. The term “United States real property interests” generally does not include mortgage loans or MBS. Under the FIRPTA rules, a non-U.S. holder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with a U.S. business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless a non-U.S. holder qualifies for the exception described in the next paragraph, or is a qualified shareholder or a qualified foreign pension fund (both as defined below), the applicable withholding agent must withhold 35% of any such distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against such holder’s tax liability for the amount withheld.
Capital gain distributions on our shares of common stock that are attributable to our sale of real property will be treated as ordinary dividends, rather than as gain from the sale of a United States real property interest, if  (i) our shares of common stock are “regularly traded” on an established securities market in the United States and (ii) the non-U.S. holder does not own more than 10% of our shares of common stock during the one-year period preceding the distribution date. As a result, non-U.S. holders generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We anticipate that our common stock will be treated as being regularly traded on an established securities market in the United States following this offering. If our common stock is not regularly traded on an established securities market in the United States or the non-U.S. holder owned more than 10% of our common stock at any time during the one-year period prior to the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA. Moreover, if a non-U.S. holder disposes of our common stock during the 30-day period preceding a dividend payment, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our common stock within 61 days of the 1st day of the 30 day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder will be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.
In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
A non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our shares of common stock as long as we are not a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are United States real property interests, then the REIT will be a United States real property holding corporation. We may be a United States real property holding corporation based on our investment strategy. In that case, gains from the sale of our shares of common stock by a non-U.S. holder could be subject to a FIRPTA tax. However, a non-U.S. holder generally would not incur tax under FIRPTA on gain from the sale of our shares of common stock if we were a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. persons. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5 percent of a class of stock that is “regularly traded” is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person.
If our common stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our common stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. holder sells our common stock. Under that exception, the gain from such a sale by such a non-U.S. holder will not be subject to tax under FIRPTA if  (i) our common stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (ii) the non-U.S. holder owned, actually or constructively, 10% or less of our common stock at all times during a specified testing period. In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. An actual or deemed disposition of our capital stock by such shareholders may also be treated as a dividend. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules. As noted above, we anticipate that our common stock will be treated as being regularly traded on an established securities market following this offering. If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. holder would be taxed on that gain in the same manner as U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.
Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. holder provided that the non-U.S. holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if the applicable withholding agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the United States by a non-U.S. holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. holder of shares of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. holder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective stockholders are urged to consult with their own tax advisors regarding the effect of potential changes to the U.S. federal tax laws on an investment in our shares of common stock.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a stockholder), unless such institution enters into an agreement with Treasury to collect and provide to Treasury certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a stockholder may be eligible for refunds or credits of such taxes.
These withholding and reporting requirements generally apply to U.S. source periodic payments made after June 30, 2014 and to payments of gross proceeds from a sale or redemption made after December 31, 2018. If we determine withholding is appropriate with respect to a Withholdable Payment, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Foreign financial institutions and non- financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common shares.
Tax Aspects of Our Investments in Our Operating Partnership and Other Subsidiary Partnerships
Our operating company, JCAP Capital Operating Company, LLC (our “Operating Partnership”), is treated as a partnership for U.S. federal tax purposes. The following discussion summarizes the material U.S. federal income tax considerations that are applicable to our direct and indirect investments in our Operating Partnership and its subsidiaries that are treated as partnerships for U.S. federal income tax purposes, each individually referred to as a “Partnership” and, collectively, as the “Partnerships.” The following discussion does not address state or local tax laws or any U.S. federal tax laws other than income tax laws.
Classification as Partnerships
We are required to include in our income our distributive share of each Partnership’s income and allowed to deduct our distributive share of each Partnership’s losses but only if the Partnership is classified for U.S. federal income tax purposes as a partnership rather than as a corporation or an association treated as a corporation. An unincorporated entity with at least two owners, as determined for U.S. federal income tax purposes, will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:
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is treated as a partnership under the Treasury Regulations relating to entity classification, or the “check-the-box regulations”; and

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is not a “publicly traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners may elect to be classified either as an association treated as a corporation or as a partnership for U.S. federal income tax purposes. If such an entity does not make an election, it generally will be taxed as a partnership for U.S. federal income tax purposes. Our Operating Partnership intends to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association treated as a corporation.
A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership generally is treated as a corporation for U.S. federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership’s gross income consisted of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the “90% passive income exception.” The Treasury Regulations provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if  (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in the partnership only if  (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. If any Partnership does not qualify for any safe harbor and is treated as a publicly traded partnership, we believe that such Partnership would have sufficient qualifying income to satisfy the 90% passive income exception and, therefore, would not be treated as a corporation for U.S. federal income tax purposes.
We have not requested, and do not intend to request, a ruling from the IRS that any Partnership is or will be classified as a partnership for U.S. federal income tax purposes. If, for any reason, a Partnership were treated as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we may not be able to qualify as a REIT, unless we qualify for certain statutory relief provisions. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for U.S. federal income tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Annual Distribution Requirements.” Further, items of income and deduction of the Partnership would not pass through to us, and we would be treated as a shareholder for U.S. federal income tax purposes. Consequently, the Partnership would be required to pay income tax at U.S. federal corporate income tax rates on its net income, and distributions to us would constitute dividends that would not be deductible in computing the Partnership’s taxable income.

Income Taxation of the Partnerships and Their Partners
Partners, Not the Partnerships, Subject to Tax.   A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our distributive share of each Partnership’s income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution that is less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership.
Partnership Allocations.   Although a partnership agreement generally will determine the allocation of income and losses among partners, the allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.
Tax Allocations With Respect to Contributed Properties.   Income, gain, loss, and deduction attributable to appreciated or depreciated property contributed to a partnership for U.S. federal income tax purposes in exchange for an interest in the partnership must be allocated for U.S. federal income tax purposes in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the “704(c) Allocations”). The amount of the unrealized gain or unrealized loss, referred to as “built-in gain” or “built-in loss,” at the time of contribution is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at that time, referred to as a book-tax difference.
A book-tax difference attributable to depreciable property generally is decreased on an annual basis as a result of the allocation of depreciation deductions to the contributing partner for book purposes, but not for tax purposes. The Treasury Regulations require partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outline several reasonable allocation methods.
Any gain or loss recognized by a partnership on the disposition of contributed properties generally will be allocated first to the partners of the partnership who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes, as adjusted to take into account reductions in book-tax differences described in the previous paragraph. Any remaining gain or loss recognized by the partnership on the disposition of the contributed properties generally will be allocated among the partners in accordance with their partnership agreement unless such allocations and agreement do not satisfy the requirements of applicable Treasury Regulations, in which case the allocation will be made in accordance with the “partners’ interests in the partnership.”
Under the “traditional method,” as well as certain other reasonable methods available to us, built-in gain or loss with respect to our depreciable properties (i) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than for economic purposes and (ii) in the event of a sale of the properties, could cause us to be allocated taxable gain in excess of the economic gain allocated to us as a result of the sale, with a corresponding tax benefit to the contributing partners.
Basis in Partnership Interest.   Our adjusted tax basis in any Partnership interest we own generally will be:
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the amount of cash and the basis of any other property we contribute to the Partnership;

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increased by our distributive share of the Partnership’s income (including tax-exempt income) and any increase in our allocable share of indebtedness of the Partnership; and

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reduced, but not below zero, by our distributive share of the Partnership’s loss (including any non-deductible items), the amount of cash and the basis of property distributed to us, and any reduction in our allocable share of indebtedness of the Partnership.

Loss allocated to us in excess of our basis in a Partnership interest will not be taken into account for U.S. federal income tax purposes until we again have basis sufficient to absorb the loss. A reduction of our allocable share of Partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis in the Partnership interest. Distributions, including constructive distributions, in excess of the basis of our Partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.
Sale of a Partnership’s Property.   Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Our share of any Partnership’s gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction subject to a 100% tax. See “— Gross Income Tests.”
Partnership Audit Rules.   The recently enacted Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Treasury. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our common stock.
State, Local and Foreign Taxes
We and/or our subsidiaries and common stockholders may be subject to taxation by various states, localities or foreign jurisdictions, including those in which we, our subsidiaries, or our common stockholders transact business, own property or reside. We or our subsidiaries may own properties located in numerous jurisdictions and may be required to file tax returns in some or all of those jurisdictions. The state, local and foreign tax treatment of us and our common stockholders may differ from the U.S. federal income tax treatment of us and our common stockholders described above. Consequently, common stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws upon an investment in our shares of common stock.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the Securities and Exchange Commission under the Exchange Act that are incorporated by reference.
PLAN OF DISTRIBUTION
Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.
The securities offered pursuant to this prospectus, including our common stock, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.
Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the securities offered hereby. It is anticipated that the maximum compensation to be received in any particular offering of securities will be less than this amount.
Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities

Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.
If indicated in an accompanying prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.
In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.
Our common stock is listed on the NYSE under the symbol “JCAP.” Any securities that we issue, other than our common stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS
The validity of the securities offered by means of this prospectus and certain federal income tax matters have been passed upon for us by Morrison & Foerster LLP.
EXPERTS
The audited financial statements and schedule incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE TO FIND ADDITIONAL INFORMATION
We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement of which this prospectus forms a part, including the exhibits and schedules to the registration statement, and the reports, statements or other information we file with the SEC, may be examined and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0300. Our SEC filings, including the registration statement, are also available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at http://www.jernigancapital.com. You should not consider information on our website to be part of this prospectus.
Our securities are listed on the NYSE and all material filed by us with the NYSE can be inspected at the offices of the NYSE at 11 Wall Street, 22nd Floor, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on April 5, 2016;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 10, 2016;

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our Current Reports on Form 8-K, filed with the SEC on January 5, 2016, March 11, 2016 and May 23, 2016;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2016; and

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the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on March 23, 2015.

We also incorporate by reference into this prospectus additional documents that we and the Operating Company may file with the SEC under Section 13 (a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus until all of the securities offered by this prospectus have been sold or we and the Operating Company otherwise terminate the offering of these securities, including all filings made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC is not deemed filed and not incorporated by reference in this prospectus and any accompanying prospectus. Information that we and the Operating Company subsequently file with the SEC will automatically update and may supersede information in this prospectus, any accompanying prospectus and information previously filed with the SEC
You may obtain copies of any of these filings by contacting Jernigan Capital, Inc. as described below, or by contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:
Jernigan Capital, Inc.
6410 Poplar Avenue, Suite 650
Memphis, Tennessee 38119
(901) 567-9510
Website: http://www.jernigancapital.com
THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE IS NOT INCORPORATED INTO AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

$45,000,000
7.00% Series B Cumulative Redeemable Perpetual Preferred Stock
(Liquidation Preference $25.00 Per Share)

PROSPECTUS SUPPLEMENT

B. Riley FBR
March 29, 2018